                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           METRO-GOLDWYN-MAYER, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                      [LOGO OF METRO-GOLDWYN-MAYER INC.]

                           METRO-GOLDWYN-MAYER INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 1998

                               ----------------

To our Stockholders:

  The Annual Meeting of Stockholders of Metro-Goldwyn-Mayer Inc., a Delaware corporation (the "Company"), will be held at The Beverly Hilton, 9876 Wilshire Boulevard, Beverly Hills, California 90210, on May 12, 1998, at 10:00 a.m., local time (the "Annual Meeting"), for the following purposes:

     1.   To elect a Board of Directors;

     2. To consider and act upon the proposed 1998 Non-Employee Director Stock Plan;

     3. To consider and act upon the approval and ratification of the Senior Management Bonus Plan;

     4. To consider and act upon the ratification of the selection of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

     5. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

  Stockholders of record at the close of business on April 3, 1998 are entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available for examination by any stockholder, during ordinary business hours, at the Company's executive offices, located at 2500 Broadway Street, Santa Monica, California 90404, for a period of 10 days prior to the meeting date.

  Please date, sign and return the enclosed proxy whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting, please also check the appropriate box on the enclosed proxy and detach the admission ticket to present at the meeting.

                PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY.
 USE THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED
                                    STATES.

                                          By Order of the Board of Directors

                                          /s/ William Allen Jones

                                          William Allen Jones
                                          Senior Executive Vice
                                          President and Secretary

Santa Monica, California
April 17, 1998

                           METRO-GOLDWYN-MAYER INC.
                             2500 BROADWAY STREET
                        SANTA MONICA, CALIFORNIA 90404
                                (310) 449-3000

                               ----------------

                                PROXY STATEMENT
                                APRIL 17, 1998

                               ----------------

GENERAL

  The accompanying form of proxy and the persons named therein as proxies have been approved by, and this solicitation is made on behalf of, the Board of Directors of Metro-Goldwyn-Mayer Inc. in connection with the Annual Meeting of Stockholders of Metro-Goldwyn-Mayer Inc. (the "Annual Meeting") to be held at 10:00 a.m., local time, on May 12, 1998 at The Beverly Hilton, 9876 Wilshire Boulevard, Beverly Hills, California 90210, and at any and all postponements and adjournments thereof. Metro-Goldwyn-Mayer Inc., together, unless the context indicates otherwise, with its direct and indirect subsidiaries, is hereinafter referred to as the "Company."

  This Proxy Statement and accompanying proxy were first mailed to stockholders on or about April 17, 1998. The costs of solicitation of proxies will be paid by the Company. In addition to soliciting proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. The Company will reimburse brokers, banks, fiduciaries and other custodians and nominees holding the common stock, $.01 par value per share, of the Company (the "Common Stock") in their names or in the names of their nominees for their reasonable out-of-pocket charges and expenses in forwarding proxies and proxy materials to the beneficial owners of the Common Stock.

VOTING RIGHTS AND OUTSTANDING SHARES

  Only stockholders of record of the Common Stock as of April 3, 1998 will be entitled to vote at the Annual Meeting. The authorized capital stock of the Company presently consists of 125,000,000 shares of the Common Stock and 25,000,000 shares of preferred stock, $.01 par value per share. On April 3, 1998, there were outstanding 65,779,852 shares of the Common Stock, which constituted all of the outstanding voting securities of the Company entitled to vote at the Annual Meeting. Each share of the Common Stock is entitled to one vote on all matters to come before the Annual Meeting. No shares of the Company's preferred stock are issued and outstanding.

  The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of the Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (i.e. shares held by brokers or nominees as to which instructions have not been received from beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. In the event that there are not sufficient votes for a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

  Directors will be elected by a plurality of the votes of the shares of the Common Stock present in person or represented by proxy. For each other proposal to be acted upon at the Annual Meeting, the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock represented in person or by proxy and entitled to vote on the item will be required for approval.

  With regard to the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the proposal on which the abstention is voted. Therefore, such abstentions will have the effect of a negative vote. Broker non-votes are not counted for purposes of determining whether a proposal has been approved and, therefore, have the effect of reducing the number of affirmative votes required to achieve a majority of the votes cast for such proposal.

  Proxies must be written, signed by the stockholder and returned to the Secretary of the Company. Any stockholder who signs and returns a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder attending the Annual Meeting in person may withdraw such stockholder's proxy and vote such stockholder's shares.

  The Common Stock does not have cumulative voting rights. The Company, Metro-Goldwyn-Mayer Studios Inc. ("MGM Studios"), Tracinda Corporation ("Tracinda"), Seven Network Limited ("Seven") and Frank G. Mancuso, Chairman of the Board and Chief Executive Officer of the Company, are parties to an Amended and Restated Investors Shareholder Agreement dated as of August 4, 1997 (the "Investors Shareholder Agreement") pursuant to which they have agreed to vote their respective shares of the Common Stock as a group with respect to certain matters, including, but not limited to, certain corporate governance matters and the election of the Board of Directors of the Company. See "Security Ownership of Certain Beneficial Owners and Management--Investors Shareholder Agreement."

  All information contained in this Proxy Statement gives effect to a recapitalization of the Company which occurred immediately prior to the closing of the Company's initial public offering on November 18, 1997 and consisted of (i) the conversion of each share of the Company's then outstanding Series A Cumulative Convertible Preferred Stock into one share of the Common Stock and (ii) a subsequent 41.667 for 1 stock split of the Common Stock.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The table below sets forth the beneficial ownership of the Common Stock as of April 3, 1998 of (i) each director of the Company, (ii) the Chief Executive Officer and the other four most highly compensated executive officers of the Company who were serving as executive officers on December 31, 1997 (the "Named Executive Officers"), (iii) the directors and Named Executive Officers of the Company as a group and (iv) each person who at such time, to the Company's knowledge, beneficially owned more than five percent of the outstanding shares of the Common Stock of the Company.

                                                          NUMBER OF  PERCENTAGE
   NAME AND ADDRESS OF BENEFICIAL OWNER                   SHARES(1)   OF CLASS
   ------------------------------------                   ---------- ----------
   Tracinda Corporation(2)............................... 42,856,251    65.0%
    4835 Koval Lane
    Las Vegas, NV 89109
   Seven Network Limited(3).............................. 16,208,463    24.6
    ATN7, Mobbs Lane
    Epping NSW 2121 Australia
   Frank G. Mancuso(4)...................................    787,098     1.2
   A. Robert Pisano(5)...................................    193,950      *
   James D. Aljian(6)....................................      5,000      *
   Francis Ford Coppola..................................        --      --
   Michael R. Gleason(7).................................    218,451      *
   Kirk Kerkorian(8)..................................... 42,856,251    65.0
   Kerry M. Stokes(9).................................... 16,208,463    24.6
   Alex Yemenidjian(6)...................................      5,000      *
   Jerome B. York(6).....................................      5,000      *
   Michael G. Corrigan...................................      1,000      *
   David G. Johnson(10)..................................     73,456      *
   William A. Jones(11)..................................     79,420      *
   All Directors and Named Executive Officers as a group
    (12 persons)......................................... 60,403,089    90.2

--------
 * Less than 1 percent.

(1) The number of shares shown includes shares over which the person named has either sole or shared voting or investment power and shares as to which certain directors and executive officers disclaim beneficial ownership. The shares of the Common Stock which a person has the right to acquire within 60 days of April 3, 1998 and the shares of the Common Stock underlying options that are vested as of April 3, 1998 or that will become vested within 60 days are deemed to be outstanding for the purpose of calculating the beneficial ownership of the holder of such options or other rights, but are not deemed to be outstanding for the purpose of computing the beneficial ownership of any other person. As a result, the aggregate percentage ownership of the Common Stock shown herein may exceed 100 percent.

(2) Includes 156,251 shares of the Common Stock issuable at a price of $6.41 per share pursuant to a presently exercisable stock option which expires on October 10, 2002. All of the shares of the Common Stock held by Tracinda are pledged to a group of banks to secure a syndicated credit facility to Tracinda. For a description of certain voting agreements applicable to such shares, see "--Investors Shareholder Agreement."

(3) Includes 150,000 shares of the Common Stock subject to an option granted by an affiliate of Seven and held by Celsus (as defined in footnote seven below), 30,000 of which are presently exercisable at a price of $24.00 per share. For a description of certain voting agreements applicable to the shares of Common Stock held by Seven, see "--Investors Shareholder Agreement."

(4) Includes 581,893 shares of the Common Stock underlying options vested as of April 3, 1998 or that will become vested within 60 days of such date. Also includes 5,000 shares of the Common Stock which are owned by Mr. Mancuso's children and grandchildren, and as to which Mr. Mancuso disclaims beneficial ownership. For a description of certain voting agreements applicable to the shares of Common Stock held by Mr. Mancuso, see "--Investors Shareholder Agreement."

(5) Includes 174,568 shares of the Common Stock underlying options vested as of April 3, 1998 or that will become vested within 60 days of such date and 302 shares allocated to Mr. Pisano's account in the Savings Plan (as defined in "Benefit Plans--MGM Savings Plan"). Also includes 3,080 shares of the Common Stock which are held by the Pisano Children's Trust and as to which Mr. Pisano disclaims beneficial ownership.

(6) Each of Messrs. Aljian and York is an employee of, and, along with Mr. Yemenidjian, was nominated to the Board of Directors of the Company by, Tracinda. Each of Messrs. Aljian, York and Yemenidjian is a director of, and Mr. Yemenidjian is also an executive officer of, MGM Grand, Inc., an affiliate of Tracinda.

(7) Mr. Gleason was nominated to the Board of Directors of the Company by Seven. Mr. Gleason serves as the President of Celsus Financial Corp. ("Celsus"), an entity wholly owned by Mr. Gleason, which regularly provides financial advisory services to Seven. Includes 156,251 shares of the Common Stock issuable at a price of $6.41 per share pursuant to a presently exercisable stock option which expires on October 10, 2002 held by Celsus. Also includes 32,200 shares of the Common Stock beneficially owned by Mr. Gleason and 30,000 shares of the Common Stock which may be purchased at a price of $24.00 per share pursuant to a presently exercisable stock option granted to Celsus by an affiliate of Seven, which expires on the earlier of (i) the date on which Celsus ceases to represent Seven in the United States, or (ii) December 31, 2002.

(8) Mr. Kerkorian is the Chief Executive Officer, President and sole shareholder and director of, and was nominated to the Board of Directors of the Company by, Tracinda. Represents 42,856,251 shares of the Common Stock beneficially owned by Tracinda. For a description of certain voting agreements applicable to such shares, see "--Investors Shareholder Agreement."

(9) Mr. Stokes is the Chairman of, and was nominated to the Board of Directors of the Company by, Seven. Represents 16,208,463 shares of the Common Stock beneficially owned by Seven, as to which Mr. Stokes disclaims beneficial ownership. For a description of certain voting agreements applicable to such shares, see "--Investors Shareholder Agreement."

(10) Includes 59,723 shares of the Common Stock underlying options vested as of April 3, 1998 or that will become vested within 60 days of such date and 191 shares allocated to Mr. Johnson's account in the Savings Plan.

(11) Includes 53,195 shares of the Common Stock underlying options vested as of April 3, 1998 or that will become vested within 60 days of such date and 183 shares allocated to Mr. Jones' account in the Savings Plan.

INVESTORS SHAREHOLDER AGREEMENT

  The following is a summary description of the material terms of the Investors Shareholder Agreement. This summary description does not purport to be complete and is subject to and qualified in its entirety by reference to the definitive Investors Shareholder Agreement, a copy of which was filed as an exhibit to the Company's Registration Statement on Form S-1, as amended (File No. 333-35411) (the "Registration Statement"), that became effective on November 10, 1997.

  Voting of Shares. Until November 18, 2012, (i) each of Tracinda and Seven has agreed to vote all of the shares of capital stock of the Company beneficially owned by such party and take all necessary or desirable action within such party's control, (ii) the Company has agreed to vote all of the shares of capital stock of MGM Studios beneficially owned by it and to take all necessary or desirable action within its control, and (iii) Mr. Mancuso has agreed to vote all his shares of capital stock of the Company and to take all necessary or desirable action, in each case so that the Board of Directors of the Company consists of 11 members (subject to the provisions described below), up to four of whom are nominated by Tracinda (subject to reduction if Tracinda does not maintain a certain level of ownership of the Common Stock), up to two of whom are nominated by Seven (subject to reduction if Seven does not maintain a certain level of ownership of the Common Stock), two of whom are nominated by the Chairman and Chief Executive Officer of the Company (one of whom shall be Mr. Mancuso as long as he serves as the Chief Executive Officer of the Company), and three independent directors who are nominated by the majority of the Board of Directors of the Company (which majority, so long as Tracinda beneficially owns at least 16,666,800 shares of the Common Stock, must include Tracinda's nominees on the Board of Directors of the Company) and who are not affiliated or associated with either Tracinda or Seven and otherwise meet the requirements of the New York Stock Exchange (the "NYSE") for serving as independent directors; provided, however, that each of Tracinda and Seven is only obligated to vote for nominees selected by the Board of Directors of the Company which are acceptable to Tracinda or Seven, as the case may be. The Board of Directors may determine to reduce the size of the Board of Directors to ten persons, in which case the number of independent directors will be reduced to two. Furthermore, each of Tracinda and Seven has the exclusive right (which, to the extent the same may be required by law, may be exercised indirectly) (i) to remove, with or without cause, any director designated by it in accordance with the foregoing and (ii) to designate and elect any replacement for a director designated by it in accordance with the foregoing upon the death, resignation, retirement, disqualification or removal from office of such director.

  Until November 18, 2012, (i) each of Tracinda and Seven has agreed to vote all of the shares of capital stock of the Company beneficially owned by such party and take all necessary or desirable action within such party's control,
(ii) the Company has agreed to vote all of the shares of capital stock of MGM Studios beneficially owned by it and take all necessary or desirable action within its control and (iii) Mr. Mancuso has agreed to vote all his shares of capital stock of the Company and to take all necessary or desirable action, in each case so that the Compensation Committee of the Board of Directors of the Company consists of one member of the Board of Directors of the Company nominated by Tracinda (so long as Tracinda maintains a certain level of ownership of the Common Stock), one member of the Board of Directors of the Company nominated by Seven (so long as Seven maintains a certain level of ownership of the Common Stock), and one independent director nominated by the majority of the Board of Directors of the Company (which majority, so long as Tracinda beneficially owns at least 16,666,800 shares of the Common Stock, must include Tracinda's nominees on the Board of Directors of the Company) and who is not affiliated or associated with either Tracinda or Seven and otherwise meets the requirements of the NYSE for serving as an independent director.

  Until November 18, 2012, (i) each of Tracinda and Seven has agreed to vote all of the shares of capital stock of the Company beneficially owned by such party and take all necessary or desirable action within such party's control,
(ii) the Company has agreed to vote all of the shares of capital stock of MGM Studios beneficially owned by it and to take all necessary or desirable action within its control and (iii) Mr. Mancuso has agreed to vote all his shares of capital stock of the Company and to take all necessary or desirable action, in each case so that the Executive Committee of the Board of Directors of the Company consists of three members of the Board of Directors of the Company nominated by Tracinda (so long as Tracinda maintains a certain level of ownership of the Common Stock), one member of the Board of Directors of the Company nominated by Seven (so long as Seven maintains a certain level of ownership of the Common Stock), and two members of the Board of Directors of the Company nominated by the Chairman and Chief Executive Officer of the Company (one of whom shall be Mr. Mancuso as long as he serves as the Chief Executive Officer of the Company).

  Except to the extent consistent with the Investors Shareholder Agreement, the Board of Directors of the Company shall not be authorized to fill a vacancy on the Board of Directors of the Company caused by the death, resignation, retirement, disqualification or removal of a director.

  For as long as Mr. Mancuso serves as a member of the Board of Directors of the Company and MGM Studios, Mr. Mancuso shall act as the Chairman of the Board of Directors of the Company and MGM Studios. The Board of Directors of the Company shall have the right to remove Mr. Mancuso as a director of the Company, with or without cause, only upon the termination of his employment as Chief Executive Officer of MGM Studios, subject to the terms of Mr. Mancuso's employment agreement. See "Executive Compensation-- Employment Agreements-- Frank G. Mancuso." If Mr. Mancuso ceases to act as Chief Executive Officer of the Company, Mr. Mancuso has agreed to resign as a director of the Company and MGM Studios and all other positions held by Mr. Mancuso at the Company, MGM Studios and their respective subsidiaries effective as of the time he ceases to act as Chief Executive Officer of the Company. Any person selected by Mr. Mancuso as the second management director must agree to resign as a director of the Company and a member of the Executive and Compensation Committees of the Board of Directors of the Company at such time as Mr. Mancuso ceases to serve as the Chief Executive Officer of the Company, unless such other person is acceptable to the new Chief Executive Officer of the Company. If Mr. Mancuso ceases to act as the Chief Executive Officer of the Company, the parties to the Investors Shareholder Agreement shall promptly remove the other person nominated by Mr. Mancuso and then serving as a director of the Company and a member of the Executive and Compensation Committees of the Board of Directors of the Company, unless such other person is acceptable to the new Chief Executive Officer of the Company.

  Until October 10, 2001, the obligations described under the heading "-- Voting of Shares" above will be binding upon any transferee of Seven or Tracinda except for any person (other than an affiliate of Tracinda or Seven) who acquires (i) shares of the Common Stock from Tracinda or Seven pursuant to a public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to Rule 144 or Regulation S promulgated thereunder or (ii) not more than 4,166,700 shares of the Common Stock from Tracinda or Seven, as the case may be, in one transaction or a series of related transactions.

  In addition, each of the Company, MGM Studios, Seven, Tracinda and Mr. Mancuso has agreed that until the earlier to occur of (i) November 18, 2012 and (ii) the date that Seven no longer beneficially owns at least 10,416,750 shares of the Common Stock, neither the Company nor MGM Studios shall (a) sell or agree to sell or (b) license or agree to license for a period of more than three years, in substantially all major territories of the world in one transaction, or a series of related transactions, all or 85 percent or more of the films then in the library of the Company, MGM Studios, and their subsidiaries unless such sale, license or agreement shall have been unanimously approved by the Board of Directors of the Company. Thereafter, any such sale, license or agreement shall only require the approval of a majority of a quorum of directors at a duly called meeting of the Board of Directors of the Company.

  Business Operations. Each of the Company, MGM Studios, Tracinda, Seven and Mr. Mancuso has agreed to use their best efforts (until November 18, 2012) to ensure that neither the Company nor any of its subsidiaries engages in any business activity except the entertainment business unless (i) all directors of the Board of Directors shall have approved such engagement in other business activities or (ii) a majority of the Board of Directors shall have approved such engagement in other business activities and such engagement in other business activities shall have been approved by the stockholders of the Company in accordance with the applicable provisions of the Delaware General Corporation Law ("DGCL"). For purposes of the Investors Shareholder Agreement, the entertainment business shall include the acquisition, development, production, marketing, distribution, exhibition, publication or use of intellectual property for purposes of providing entertainment, education or information and all services and activities reasonably related thereto, including the services and activities currently provided or conducted by the Company and its subsidiaries.

  First Refusal Rights. Each of Seven and Tracinda has agreed to be bound by certain "first refusal" rights with respect to the sale, pledge, transfer, assignment or other disposition ("Transfer") of their shares of capital stock of the Company, subject to certain conditions. If, prior to October 10, 2001, either Tracinda or Seven desires to Transfer, directly or indirectly, in whole or part, all or any portion of the shares of capital stock of the Company beneficially owned by it, such party must provide the other party with a written notice detailing the terms and conditions of such proposed Transfer and the other party shall have, subject to certain notice requirements, the right to purchase such shares on the same terms and conditions as the proposed Transfer. The provisions relating to the right of first refusal will terminate, with respect to such capital stock of the Company, upon the transfer, in compliance with the provisions described in this paragraph, by Tracinda or Seven of such capital stock to any person other than Tracinda or Seven or their respective affiliates. These first refusal rights do not apply to any bona fide pledge to a bank or other institutional financial lender.

  The provisions relating to the right of first refusal will not apply to, in the case of each of Tracinda and Seven, (i) the transfer of, or the grant of options for the acquisition of, up to 312,502 shares of the Common Stock (such number to be appropriately adjusted in the event that the Company should effect any stock dividend, stock split, reverse stock split or any similar transaction) beneficially owned by it to officers, directors, employees, consultants and affiliates so long as such transferee agrees in writing to be bound by all the terms of the Investors Shareholder Agreement applicable to its transferor as if the transferee originally had been a party to the Investors Shareholder Agreement and (ii) the transfer and assignment of all or any portion of the capital stock of the Company beneficially owned by it to any direct or indirect wholly owned subsidiary of such entity so long as
(a) such transferee agrees in writing to be bound by all the terms of the Investors Shareholder Agreement applicable to its transferor as if the transferee originally had been a party to the Investors Shareholder Agreement and (b) the transferor agrees to cause such direct or indirect wholly owned subsidiary to continue to be a direct or indirect wholly owned subsidiary of the transferor for so long as such direct or indirect wholly owned subsidiary beneficially owns any such capital stock of the Company.

  Pre-emptive Rights. The Company has granted to each of Seven, Tracinda and Mr. Mancuso certain pre-emptive rights with respect to the Common Stock. If, at any time prior to November 18, 2012, the Company proposes to issue to any person any shares of the Common Stock or any securities exercisable for the purchase of or convertible into the Common Stock, each of Seven, Tracinda and Mr. Mancuso may subscribe for and purchase for cash a number of shares of the Common Stock or securities exercisable for the purchase of or convertible into the Common Stock, respectively, such that, after giving effect to such issuance to such other persons and such purchase by any one or more of Seven, Tracinda and Mr. Mancuso, as the case may be, such purchaser will continue to beneficially own the same percentage of the outstanding Common Stock (including securities exercisable for the purchase of or convertible into the Common Stock) that such purchaser beneficially owned prior thereto.

  Such pre-emptive rights shall not apply to: (i) the issuance of the Common Stock or securities exercisable for the purchase of or convertible into the Common Stock pursuant to a firm commitment underwritten public offering or pursuant to Rule 144A or Regulation S promulgated under the Securities Act;
(ii) the issuance of the Common Stock or securities exercisable for the purchase of or convertible into the Common Stock pursuant to a registration statement directly or indirectly to the holders of the outstanding capital stock of a corporation or other business entity with a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the Company's acquisition of such corporation or other business or substantially all of its assets (whether by merger, consolidation, purchase of stock or assets or otherwise); (iii) the grant of stock options to officers, directors or employees of the Company or any of its subsidiaries pursuant to stock option plans approved by the Board of Directors of the Company or the issuance of the Common Stock upon the exercise of any such stock option; or (iv) the issuance of the Common Stock to officers, directors or employees of the Company or any of its subsidiaries to fulfill the Company's obligations pursuant to any savings plans or retirement plans approved by the Board of Directors of the Company.

  The price to be paid in any such purchase by any one or more of Seven, Tracinda and Mr. Mancuso and the other terms of purchase shall be the same as applicable to the purchase of the Common Stock or such other securities by such other person, except that in all cases the price to be paid by Seven, Tracinda and Mr. Mancuso shall be paid in cash. If such shares of the Common Stock or such other securities are to be issued to such other person for property or services, the price per share or other security to be paid by Seven, Tracinda and Mr. Mancuso shall be equal to the fair market value per share or other security of the property or services to be received by the Company from such other person, as such fair market value is determined by the independent directors of the Company elected to the Board of Directors of the Company.

  Such pre-emptive rights will terminate, with respect to either Seven or Tracinda, at such time as such party beneficially owns less than 10,416,750 shares of the Common Stock (as presently constituted) and, with respect to Mr. Mancuso, at such time as Mr. Mancuso is no longer the Chief Executive Officer of the Company.

SHAREHOLDERS AGREEMENT

  The following is a summary description of the material terms of the Amended and Restated Shareholders Agreement dated as of August 4, 1997 (the "Shareholders Agreement"), by and among the Company, MGM Studios, Seven, Tracinda, Mr. Mancuso and the other persons specified on the signature pages thereto (Mr. Mancuso and such specified persons, collectively, the "Executives"). This summary description does not purport to be complete and is subject to and qualified in its entirety by reference to the definitive Shareholders Agreement, a copy of which was filed as an exhibit to the Registration Statement.

  Tag-Along Rights. Each of Seven and Tracinda has agreed to be bound by certain "tag-along" restrictions with respect to certain Transfers of their shares of the Common Stock. If either Seven or Tracinda desires to Transfer shares of the Common Stock beneficially owned by it, directly or indirectly, in whole or in part (a "Tag-Along Sale"), then each of Seven, Tracinda, and each of the Executives (collectively, the "Other Securityholders") shall have certain "tag-along" rights, subject to certain notice provisions. Specifically, each Other Securityholder shall have the right but not the obligation, (i) in the case of the Executives, to exercise in the manner provided in the Shareholders Agreement certain options held by such Executives pursuant to the 1996 Incentive Plan (as such term is defined below in "Executive Compensation--Incentive and Bonus Plans--1996 Incentive Plan") to the extent required to realize the "tag-along" rights of such Executives and
(ii) to elect that Seven or Tracinda, as the case may be, be obligated to require, as a condition to such Tag-Along Sale, that the proposed purchaser purchase from each such electing Other Securityholder a proportional number of shares (excluding shares of the Common Stock acquired pursuant to open market purchases). Any such sales by any Other Securityholder shall be on the same terms and conditions as the proposed Tag-Along Sale by Seven or Tracinda, as the case may be, and on the same date as the closing of the proposed Tag-Along Sale.

  In exercising the tag-along rights with respect to an Executive's options:
(i) the Executive's Series A Options (as defined in the 1996 Incentive Plan) must be exercised (to the extent then vested) before the Executive's Series B Options as defined in the 1996 Incentive Plan) may be exercised; (ii) thereafter, the Executive's Series B Options (to the extent then vested) must be exercised before the Executive's Series A Options (to the extent not vested) may be exercised; (iii) then, the balance of the Executive's Series A Options must be exercised before the balance of the Executive's Series B Options may be exercised; and (iv) thereafter, the balance of the Executive's Series B Options may be exercised.

  The tag-along rights shall not apply to: (i) any transaction in which shares of the Common Stock are proposed to be sold publicly pursuant to a registration statement filed under the Securities Act or pursuant to Rule 144 promulgated under the Securities Act; (ii) any one transaction or series of related transactions involving the transfer of less than one percent of the then issued and outstanding shares of the Common Stock; (iii) any bona fide pledge to a bank or other institutional financial lender; or (iv) any sale from one of the parties to the Shareholders Agreement to another party thereto, and shall terminate with respect to each of Seven and Tracinda at such time as such party beneficially owns less than 10,416,750 shares of the Common Stock.

  In addition, the tag-along provisions shall not apply to, in the case of each of Tracinda and Seven, (i) the transfer of, or the grant of options for the acquisition of, up to 312,502 shares of the Common Stock (such number to be appropriately adjusted in the event that the Company should effect any stock dividend, stock split, reverse stock split, or any similar transaction) beneficially owned by it to its officers, directors, employees, consultants and affiliates so long as such transferee agrees in writing to be bound by all the terms of the Shareholders Agreement applicable to its transferor as if the transferee originally had been a party to the Shareholders Agreement and (ii) the transfer and assignment of all or any portion of the capital stock of the Company beneficially owned by it to any direct or indirect wholly owned subsidiary of such entity so long as (a) such transferee agrees in writing to be bound by all the terms of the Shareholders Agreement applicable to its transferor as if the transferee originally had been a party to the Shareholders Agreement and (b) the transferor agrees to cause such direct or indirect wholly owned subsidiary to continue to be a direct or indirect wholly owned subsidiary of the transferor for so long as such direct or indirect wholly owned subsidiary beneficially owns any such capital stock of the Company.

  Demand Registration Rights. Seven, Tracinda and the Executives, at any time after May 18, 1998, have the right to make up to three requests, in the case of each of Seven and Tracinda, and up to two requests with respect to all of the Executives, for registration ("Demand Registration") under the Securities Act of all or part of the Common Stock or securities issued as a dividend on or distribution with respect to or in exchange, replacement or in subdivision of, any such Common Stock, which have not been sold pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act (the "Registrable Securities") held by them; provided that any request for a Demand Registration shall not be otherwise deemed to be effective unless such request includes Registrable Securities with an estimated value of no less than $50 million. Demand Registration requests may be for shelf registrations (covering sales on a delayed or continuous basis) if the Company is then eligible to effect shelf registrations. The Company will pay all of the expenses of any such Demand Registration, including the fees and expenses of a single counsel retained by the selling stockholders; however, each selling stockholder will be responsible for the underwriting discounts and commissions and transfer taxes in connection with shares sold by such stockholder and any party requesting long-form registration when short-form registration is available will bear the incremental cost thereof. Each selling stockholder and the underwriters through whom shares are sold on behalf of a selling stockholder will be entitled to customary indemnification from the Company and MGM Studios, in the case of the selling stockholders, and the Company, in the case of the underwriters, against certain liabilities, including liabilities under the Securities Act.

  The Company will not be obligated to effect any Demand Registration within six months after the effective date of a previous Demand Registration and during any two-year period, the Company may make a one-time election to postpone the filing or the effectiveness of a registration statement for a Demand Registration for up to six months if the Board of Directors of the Company determines, in its good faith judgment, that (i) such Demand Registration would reasonably be expected to have a material adverse effect on, interfere with or delay any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction, (ii) the filing of a registration statement or a sale of Registrable Securities pursuant thereto would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or
(iii) the Company is unable to comply with the registration requirements of the Securities and Exchange Commission (the "Commission"); provided, that, in such event, the holders of shares of Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such request for Demand Registration will not count as a request for Demand Registration under the Shareholders Agreement and the Company will pay all Registration Expenses in connection with such withdrawn registration request. The party requesting Demand Registration may select the managing underwriters, who must be of national prominence and reasonably acceptable to the Company.

  "Piggyback" Registration Rights. If the Company proposes to register any of its equity securities under the Securities Act (other than a registration on Form S-4 or Form S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities, whether or not for sale for its own account, each of Tracinda, Seven and the Executives shall be entitled to request that Registrable Securities of the same class beneficially owned by such party be included in such registration (a "Piggyback Registration"); provided that if a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of shares of the Common Stock requested to be included in such registration exceeds the number which can be sold in such offering within a price range reasonably acceptable to the Company, the Company will include in such registration (i) first, the securities the Company proposes to sell and (ii) second, all other securities requested to be included in such registration, pro rata among the respective holders thereof on the basis of the number of securities owned by each such holder; provided further, that if a Piggyback Registration is an underwritten secondary registration on behalf of holders of securities of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range reasonably acceptable to such holders, the Company will include in such registration the securities requested to be included in such registration, pro rata among the respective holders thereof on the basis of the number of securities owned by each such holder. The Company will pay all of the expenses of any such Piggyback Registration, including the fees and expenses of a single counsel retained by the selling stockholders; however, each selling stockholder will be responsible for the underwriting discounts and commissions and transfer taxes in connection with shares sold by such stockholder. Each selling stockholder and the underwriters through whom shares are sold on behalf of a selling stockholder will be entitled to customary indemnification from the Company and MGM Studios, in the case of the selling stockholders, and the Company, in the case of the underwriters against certain liabilities, including liabilities under the Securities Act.

  Certain Holdback Agreements. Each of Seven, Tracinda and the Executives has agreed, if requested in writing by the Company or any managing underwriters of registration effected in accordance with the proceeding described in the preceding three paragraphs, not to effect any public sale or distribution (including sales pursuant to Rule 144) of shares of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for equity securities, during the period reasonably requested by the managing underwriters, not to exceed the period commencing with the date seven days prior to and ending with the date 90 days, or such longer period, not to exceed 180 days, as the managing underwriters shall request, after the effective date of any underwritten registration by the Company of its securities (except as part of such underwritten registration). The Company has agreed to a similar restriction, if requested by the managing underwriters of any such underwritten registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor forms), and to use its best efforts to cause certain holders of its capital stock (other than in a registered public offering), to so agree.

  Form S-8. Pursuant to the terms of the Shareholders Agreement, the Company intends to file shortly a registration statement on Form S-8 with the Commission with respect to shares of capital stock of the Company subject to
(i) options granted to the Executives pursuant to the 1996 Incentive Plan,
(ii) shares issued as employer matching contributions under the Savings Plan and (iii) shares issued pursuant to the Non-Employee Director Stock Plan.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The following table sets forth the names of each nominee (the "Nominees") for election as a director of the Company and provides information concerning such Nominee's principal occupation for at least the past five years, age as of April 3, 1998 and certain other matters. Directors of the Company hold office until the next annual meeting of stockholders, until their respective successors are duly qualified or until their earlier resignation or removal.

  The Nominees are all current members of the Board of Directors. All proxies received by the Board of Directors will be voted for such Nominees, unless directions to the contrary are given. In the event that any Nominee is unable to or declines to serve, an event that is not anticipated, the proxies will be voted for the election of another nominee designated by the Board of Directors or, if none is so designated, will be voted according to the judgment of the person or persons voting the proxy.

 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES.

 NAME                     AGE    PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
 ----                     ---    --------------------------------------------
 Frank G. Mancuso........ 64  Mr. Mancuso has been the Chairman of the Board and Chief Executive Officer of the Company since
                              October 1996 and has been the Chairman of the
                              Board and Chief Executive Officer of MGM Studios
                              since July 1993. Prior to joining MGM Studios,
                              Mr. Mancuso was the Chairman and Chief Executive
                              Officer of Paramount Pictures Corporation from
                              September 1984 to March 1991, having served
                              Paramount in numerous other capacities beginning
                              in 1963, and was an entertainment industry
                              consultant and private investor from March 1991
                              to July 1993. Mr. Mancuso has served on the board
                              of directors of MGM Grand, Inc. since December
                              1997.
 A. Robert Pisano........ 55  Mr. Pisano was appointed as a director and Vice
                              Chairman of the Board of Directors of the Company
                              in December 1997. Mr. Pisano has served as Vice
                              Chairman of the Company and MGM Studios since
                              March 1997 and, prior thereto, served as
                              Executive Vice President of MGM Studios from
                              August 1993 to March 1997. Prior to joining MGM
                              Studios, Mr. Pisano was Executive Vice President
                              of Paramount Pictures Corporation from June 1985
                              to May 1991, where he served as General Counsel
                              and a member of the Office of the Chairman. Prior
                              to 1985 and from February 1992 to August 1993,
                              Mr. Pisano was a partner with the law firm of
                              O'Melveny & Myers LLP.
 James D. Aljian......... 65  Mr. Aljian has been a director of the Company since October 1996. Mr. Aljian has served as an
                              executive of Tracinda since October 1987. In
                              addition, Mr. Aljian serves on the board of
                              directors of MGM Grand, Inc. and Chrysler
                              Corporation.
 Francis Ford Coppola.... 58  Mr. Coppola has been a director of the Company since January 1998. Since 1993 Mr. Coppola has
                              been the owner, Chairman and President of
                              American Zoetrope, a film company based in San
                              Francisco. Mr. Coppola is also a five-time Oscar-
                              winning director, writer and producer.
                              Mr. Coppola previously served on the board of
                              directors of MGM Studios from December 1993 to
                              October 1996.

 NAME                     AGE    PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
 ----                     ---    --------------------------------------------
 Michael R. Gleason......  43 Mr. Gleason has been a director of the Company since October 1996. Mr. Gleason has served as
                              President of MPK Capital, Inc., the general
                              partner of Culmen Group, L.P., a Texas limited
                              partnership, since November 1993 and as President
                              of Celsus, a Delaware corporation, since July
                              1996. Celsus regularly provides financial
                              advisory services to Seven. Prior thereto, Mr.
                              Gleason served as Vice President of PaineWebber
                              Group, Inc. from February 1991 to November 1993.
 Kirk Kerkorian..........  80 Mr. Kerkorian has been a director of the Company since October 1996 and has had a professional
                              relationship with MGM Studios and its
                              predecessors for over 25 years. Mr. Kerkorian has
                              served as Chief Executive Officer, President and
                              sole director and shareholder of Tracinda for
                              more than the past five years. In addition, Mr.
                              Kerkorian serves on the board of directors of MGM
                              Grand, Inc.
 Kerry M. Stokes.........  57 Mr. Stokes has been a director of the Company since October 1996. Mr. Stokes has served as the
                              Chairman of Australian Capital Equity Pty Ltd, an
                              Australian private holding company, for more than
                              the past fifteen years. Australian Capital Equity
                              has various interests, including a Caterpillar
                              dealership, print and electronic media and
                              investments in real estate, industrial and other
                              listed public companies. In addition, Mr. Stokes
                              has been the Chairman of Seven since June 1995.
 Alex Yemenidjian........  42 Mr. Yemenidjian became a director of the Company in November 1997. Mr. Yemenidjian has served as
                              the President of MGM Grand, Inc. since July 1995,
                              as Chief Operating Officer of MGM Grand, Inc.
                              since June 1995, as Chief Financial Officer from
                              May 1994 to February 1998 and was an Executive
                              Vice President of MGM Grand, Inc. from June 1992
                              to July 1995. Prior thereto, Mr. Yemenidjian
                              served as the Chairman of the Executive Committee
                              of MGM Grand, Inc. from January 1991 to June
                              1992, and as the President and Chief Operating
                              Officer of MGM Grand, Inc. from March 1990 to
                              January 1991. Mr. Yemenidjian has been a director
                              of MGM Grand, Inc. since 1989. In addition,
                              Mr. Yemenidjian served as an executive of
                              Tracinda from January 1990 to January 1997.
 Jerome B. York..........  59 Mr. York has been a director of the Company since
                              October 1996. Mr. York has served as the Vice
                              Chairman of Tracinda since September 1995. Prior
                              to joining Tracinda, Mr. York served as
                              Senior Vice President and Chief Financial Officer
                              of IBM Corporation from May 1993 to September
                              1995 and as a director of IBM Corporation from
                              January 1995 to September 1995. Prior thereto,
                              Mr. York served as Executive Vice President-
                              Finance and Chief Financial Officer of Chrysler
                              Corporation from May 1990 to May 1993 and as a
                              director of Chrysler Corporation from April 1992
                              to May 1993. In addition, Mr. York serves on the
                              boards of directors of MGM Grand, Inc., Apple
                              Computer, Inc. and USA Waste Services, Inc.

ADDITIONAL DIRECTORS TO BE APPOINTED

  Pursuant to the Investors Shareholder Agreement, it is anticipated that two additional persons meeting the requirements of the NYSE for serving as independent directors will be selected and added to the Board of Directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities ("10% Stockholders") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and 10% Stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) reports they file.

  To the Company's knowledge (based solely upon a review of the copies of such Section 16(a) reports furnished to the Company and written representations that no other reports were required), during the year ended December 31, 1997, the Company's officers, directors and 10% Stockholders have complied with all applicable Section 16(a) filing requirements.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

  Board Meetings. The Board of Directors held six meetings during the fiscal year ended December 31, 1997. All directors attended at least 83% of the meetings of the Board of Directors, and all members of the committees of the Board of Directors attended 100% of the meetings of those committees, in each case, after the election of such individuals to the Board of Directors or to such committee. The Board of Directors does not have a standing nominating committee. The candidates for election at this Annual Meeting were nominated by the Board of Directors.

  Executive Committee. The Executive Committee of the Board of Directors of the Company (the "Executive Committee") was established on December 16, 1997 and currently consists of Messrs. Mancuso, Pisano, Aljian, Gleason, Kerkorian and York. The Executive Committee exercises all the powers and authority of the Board of Directors during intervals between meetings of the Board of Directors, except as limited by the DGCL. No meetings of the Executive Committee were held from the date the Executive Committee was established until December 31, 1997.

  Audit Committee. The Audit Committee of the Board of Directors of the Company (the "Audit Committee") was established on November 13, 1997 and currently consists of Mr. Yemenidjian and Mr. Gleason. The function of the Audit Committee is to: (i) review and approve the selection of, and all services performed by, the Company's independent auditors; (ii) meet and consult with, and receive reports from, the Company's independent auditors, its financial and accounting staff and its internal audit department regarding internal controls; and (iii) review and act with respect to the scope of audit procedures, accounting practices and internal accounting and financial controls of the Company. The Audit Committee is comprised exclusively of directors who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member. From the date the Audit Committee was established until December 31, 1997, the Audit Committee met two times.

  Compensation Committee; Compensation Committee Interlocks and Insider Participation. In November 1997, a Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") was established, consisting of Mr. Stokes and Mr. Yemenidjian. Mr. Coppola was appointed to the Compensation Committee on March 12, 1998. The Compensation Committee is responsible for administering the Company's stock incentive plans and monitoring, reviewing and making recommendations to the Board of Directors with respect to the Company's compensation policies, including the granting of awards under the incentive plans. See "Compensation Committee Report on Executive Compensation." From the date the Compensation Committee was established through December 31, 1997, the Compensation Committee held one meeting by written consent.

  Mr. Stokes is an affiliate of Seven, Mr. Yemenidjian is a director and executive officer of MGM Grand, Inc., an affiliate of Tracinda, and Mr. Coppola is the brother of the sole shareholder of Taliafilm, Inc., with which the Company has entered into an agreement. See "Certain Relationships and Related Transactions." Mr. Mancuso has served on the board of directors of MGM Grand, Inc. since December, 1997. In addition, Mr. Pisano is a director and serves on the compensation committee of Mr. Coppola's family trust.

  Prior to November 1997 the functions of the Compensation Committee were performed by a management committee consisting of Messrs. Mancuso and Pisano, as well as Mr. Michael Hope (until he ceased to be employed by the Company in January 1997). Each of Messrs. Mancuso and Pisano is, and Mr. Hope was, an executive officer of the Company.

  Bonus Plan Committee. The Bonus Plan Committee of the Board of Directors of the Company (the "Bonus Plan Committee") was established in November 1997 and is comprised of the same members of, and holds its meetings at the same time as, the Compensation Committee. The Bonus Plan Committee is responsible for administering the Senior Management Bonus Plan. See "Proposal 3--Approval of Senior Management Bonus Plan."

DIRECTOR COMPENSATION

  During 1997, no compensation was paid to the directors for services provided in such capacity. On December 16, 1997 the Board of Directors adopted a policy, whereby each director of the Company who is not a full-time employee of the Company or its subsidiaries (a "Non-Employee Director") will be paid
(i) $25,000 per annum for serving as a director of the Company, (ii) $15,000 per annum additional if such Non-Employee Director is a member of the Executive Committee, (iii) $2,000 per meeting (up to a maximum of $8,000 per annum) for attendance at Audit Committee meetings if such Non-Employee Director is a member of the Audit Committee, and (iv) $1,000 per meeting (up to a maximum of $4,000 per annum) for attendance at Compensation Committee meetings if such Non-Employee Director is a member of the Compensation Committee. Subject to approval by stockholders of the Directors Plan (as defined below), a Non-Employee Director will be entitled to elect to receive all or a portion of such compensation in the form of shares of the Common Stock. See "Proposal 2--Approval of 1998 Non-Employee Director Stock Plan." In addition, a Non-Employee Director will receive reimbursement for out-of-pocket expenses in attending meetings of the Board of Directors and any committees thereof on which they serve. See "Certain Relationships and Related Transactions" for a description of certain transactions involving directors or their affiliates and the Company.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION SUMMARY

  Compensation Summary. The following table sets forth the cash compensation (including bonuses) paid or awarded by the Company for the fiscal years ended December 31, 1997 and 1996 to the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM COMPENSATION
                                                                   ---------------------------
                                       ANNUAL COMPENSATION                  AWARDS
                               ----------------------------------- ---------------------------
                                                                     BONUS        SECURITIES
   NAME AND PRINCIPAL                               OTHER ANNUAL   INTERESTS      UNDERLYING        ALL OTHER
        POSITION          YEAR SALARY($)  BONUS($) COMPENSATION($)  (#)(1)      OPTIONS (#)(2)   COMPENSATION($)
   ------------------     ---- ---------- -------- --------------- ---------    --------------   ---------------
Frank G. Mancuso........  1997 $2,020,400      --   $5,780,769(3)   811,756       1,745,680        $   168,228(5)
 Chairman of the          1996  2,691,408  750,000     576,923(4)       --              --          17,228,129(6)
 Board and Chief
 Executive Officer
A. Robert Pisano........  1997    965,600  750,000            --    243,544         523,754             17,085(7)
 Vice Chairman of the     1996    816,984      --             --        --              --           1,800,706(8)
 Board of Directors
Michael G. Corrigan(9)..  1997    328,185      --             --     83,334(10)     179,168(10)        104,845(11)
 Senior Executive Vice    1996        --       --             --        --              --                 --
 President and Chief
 Financial Officer
David G. Johnson........  1997    573,483  100,000            --     83,334         179,168              5,946(12)
 Senior Executive Vice    1996    482,893  122,692            --        --              --             538,858(13)
 President and
 General Counsel
William A. Jones .......  1997    546,626      --             --     74,209         159,584             34,309(14)
 Senior Executive Vice    1996    467,238      --             --        --              --           1,051,476(15)
 President and Secretary

--------
 (1) With respect to 1996, the Original Bonus Interests (as such term is defined below) granted under the Original Plan (as such term is defined below) were cancelled in connection with the amendment of the Original Plan in November, 1997 as follows: 872,840, 261,877, 89,584, and 79,792 granted to Messrs. Mancuso, Pisano, Johnson and Jones, respectively. With respect to 1997, such number represents the number of Bonus Interests (as such term is defined below) granted pursuant to the Senior Management Bonus Plan (as such term is defined below) immediately after the cancellation in November 1997 of the Original Bonus Interests which had been granted under the Original Plan. See "--Incentive and Bonus Plans." If approved by the stockholders, each Bonus Interest entitles the participant to receive up to $24.00 under certain circumstances. See "-- Incentive and Bonus Plans--Senior Management Bonus Plan" and "Proposal 3-- Approval of Senior Management Bonus Plan." With respect to Mr. Corrigan, see footnote 10 below.

 (2) With respect to 1996, options granted under the Original Plan were cancelled in connection with the amendment of the Original Plan in November, 1997 as follows: 872,840, 261,877, 89,584, and 79,792 Series A
     Options and 958,549, 287,502, 98,334 and 87,876 Series B Options granted to Messrs. Mancuso, Pisano, Johnson and Jones, respectively. With respect to 1997, such number represents the number of options granted pursuant to the 1996 Incentive Plan (as such term is defined below) immediately after the cancellation in November 1997 of the options which had been granted under the Original Plan. See "--Incentive and Bonus Plans--1996 Incentive Plan." With respect to Mr. Corrigan, see footnote 10 below.

 (3) Represents (i) the portion of the annual stock purchase payment for the period of January 1, 1997 to November 17, 1997 and (ii) the annual stock purchase payment paid in advance for the period of November 18, 1997 to November 17, 1998, paid to Mr. Mancuso pursuant to his employment agreement, out of the after-tax proceeds of which he was required to purchase shares of the Common Stock at a purchase price of $24.00 per share. With respect to shares of the Common Stock required to be purchased by Mr. Mancuso in connection with annual stock purchase payments received after November 17, 1998, the price per share will equal the fair market value of such shares. See "--Employment Agreements--Frank G. Mancuso."

 (4) Represents the portion of the annual stock purchase payment paid to Mr. Mancuso for the period of October 10, 1996 to December 31, 1996 pursuant to his employment agreement, out of the after-tax proceeds of which he was required to purchase shares of the Common Stock at a purchase price of $24.00 per share. See "--Employment Agreements--Frank G. Mancuso."

 (5) Represents life insurance premiums paid by the Company for the benefit of Mr. Mancuso. See "-- Employment Agreements--Frank G. Mancuso."

 (6) Includes: $14,468,220 paid to Mr. Mancuso by Credit Lyonnais S.A. ("CL") in 1997 as additional compensation as a result of the sale of MGM Studios to the Company in October 1996 (the "MGM Acquisition"); $1,020,000 in cash and 63,751 shares of the Common Stock (valued at $24.00 per share) paid or issued to Mr. Mancuso by the Company in connection with the MGM Acquisition, the waiver of certain rights under his prior employment agreement and the execution of his current employment agreement; and $209,885 in life insurance premiums paid by the Company for the benefit of Mr. Mancuso. See "--Employment Agreements--Frank G. Mancuso."

 (7) Includes: a matching contribution of $6,400 paid by the Company for the benefit of Mr. Pisano under the Savings Plan and $10,685 in life insurance premiums paid by the Company for the benefit of Mr. Pisano. See "--Employment Agreements--A. Robert Pisano."

 (8) Includes: $1,200,963 paid to Mr. Pisano by CL in 1997 as additional compensation in connection with the MGM Acquisition; $235,343 in cash and 15,000 shares of the Common Stock (valued at $24.00 per share) paid or issued to Mr. Pisano by the Company in connection with the MGM Acquisition, the waiver of certain rights under his prior employment agreement and the execution of his current employment agreement; and $4,400 in life insurance premiums paid by the Company for the benefit of Mr. Pisano. See "--Employment Agreements--A. Robert Pisano."

 (9) Michael G. Corrigan was appointed Chief Financial Officer of the Company on July 1, 1997. Accordingly, the amounts shown in the table above with respect to "Annual Compensation" are for a period of less than one year. See "--Employment Agreements--Michael G. Corrigan."

(10) Represents the number of Bonus Interests granted under the Senior Management Bonus Plan and options granted under the 1996 Incentive Plan, respectively. 89,584 Original Bonus Interests and 89,584 Series A Options and 98,334 Series B Options granted under the Original Plan to Mr. Corrigan in July 1997 were cancelled in connection with the amendment of the Original Plan in November 1997. See footnotes 1 and 2 above.

(11) Represents moving allowance and reimbursement of moving expenses incurred by Mr. Corrigan in connection with his relocation to Los Angeles.

(12) Represents a matching contribution of $5,946 paid by the Company for the benefit of Mr. Johnson under the Savings Plan.

(13) Includes: $213,850 in cash and 13,542 shares of the Common Stock (valued at $24.00 per share) paid or issued to Mr. Johnson by the Company in connection with the MGM Acquisition, the waiver of certain rights under his prior employment agreement and the execution of his current employment agreement. See "--Employment Agreements--David G. Johnson."

(14) Includes: a matching contribution of $6,400 paid by the Company for the benefit of Mr. Jones under the Savings Plan and $27,909 in life insurance premiums paid by the Company for the benefit of Mr. Jones. See "-- Employment Agreements--William A. Jones."

(15) Includes: $416,178 in cash and 26,042 shares of the Common Stock (valued at $24.00 per share) paid or issued to Mr. Jones by the Company in connection with the MGM Acquisition, the waiver of certain rights under his prior employment agreement and the execution of his current employment agreement; and $10,290 in life insurance premiums paid by the Company for the benefit of Mr. Jones. See "--Employment Agreements-- William A. Jones."

  Option Grants and Long Term Incentive Awards. The following table sets forth information with respect to grants of employee stock options issued by the Company to the Named Executive Officers for the fiscal year ended December 31, 1997. See "--Incentive and Bonus Plans--1996 Incentive Plan."

             OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 1997

                                                                       POTENTIAL REALIZABLE
                                                                      VALUE AT ASSUMED ANNUAL
                                                                       RATES OF STOCK PRICE
                                                                      APPRECIATION FOR OPTION
                                      INDIVIDUAL GRANTS                      TERM ($)
                         -------------------------------------------- -----------------------
                                     PERCENT OF
                           SHARES   TOTAL OPTIONS
                         UNDERLYING  GRANTED TO   EXERCISE
                          OPTIONS   EMPLOYEES IN  OR BASE
                          GRANTED    FISCAL YEAR   PRICE   EXPIRATION
NAME                       (#)(1)      (%)(2)      ($/SH)     DATE        5%          10%
----                     ---------- ------------- -------- ---------- ----------- -----------
Frank G. Mancuso........ 1,745,680      22.7%      $24.00   10/9/06   $26,348,371 $66,771,944
A. Robert Pisano........   523,754       6.8        24.00   10/9/06     7,905,266  20,033,496
Michael G. Corrigan.....   179,168       2.3        24.00   6/30/07     2,704,267   6,853,144
David G. Johnson........   179,168       2.3        24.00   10/9/06     2,704,267   6,853,144
William A. Jones........   159,584       2.1        24.00   10/9/06     2,408,676   6,104,059

--------
(1) Represents options granted under the 1996 Incentive Plan after giving effect to the cancellation of options previously granted under the Original Plan as follows: 872,840, 261,877, 89,584, 89,584, and 79,792
    Series A Options and 958,549, 287,502, 98,334, 98,334, and 87,876 Series B
    Options granted to Messrs. Mancuso, Pisano, Corrigan, Johnson and Jones, respectively. See "--Incentive and Bonus Plans."

(2) Based on a total of 7,696,952 employee stock options granted during the year ended December 31, 1997.

  The following table sets forth information with respect to the ownership and value of options as of December 31, 1997 held by the Named Executive Officers. No Named Executive Officer exercised any options in the fiscal year ended December 31, 1997.

      AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED DECEMBER 31, 1997
                   AND OPTION VALUES AS OF DECEMBER 31, 1997

                           SECURITIES UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-THE-MONEY
                              OPTIONS AT DECEMBER 31, 1997          OPTIONS AT DECEMBER 31, 1997
                         -------------------------------------- ------------------------------------
NAME                     EXERCISABLE(#)(1) UNEXERCISABLE (#)(2) EXERCISABLE ($) UNEXERCISABLE ($)(3)
----                     ----------------- -------------------- --------------- --------------------
Frank G. Mancuso........        --              1,745,680            $ --              $ --
A. Robert Pisano........        --                523,754              --                --
Michael G. Corrigan.....        --                179,168              --                --
David G. Johnson........        --                179,168              --                --
William A. Jones........        --                159,584              --                --

--------
(1) Each option listed above is exercisable at $24.00 per share of the Common Stock and none of such options were exercised during the fiscal year ended December 31, 1997. Such options generally vest over a period of five years. See "--Incentive and Bonus Plans--1996 Incentive Plan."

(2) Represents the number of options granted pursuant to the 1996 Incentive Plan (as such term is defined below) immediately after the cancellation in November 1997 of the options which had been granted under the Original Plan. See "--Incentive and Bonus Plans--1996 Incentive Plan."

(3) The closing sale price of the Common Stock on the NYSE, as reported by the Dow Jones News Retrieval, on December 31, 1997 was $20.00 per share, which is less than the exercise price of the options granted to such executives under the 1996 Incentive Plan.

  The following table sets forth information with respect to the ownership of Bonus Interests (as such term is defined below) granted under the Senior Management Bonus Plan (as such term is defined below) as of December 31, 1997 and held by the Named Executive Officers. See "--Incentive and Bonus Plans-- Senior Management Bonus Plan."

   LONG-TERM INCENTIVE PLANS--AWARDS IN FISCAL YEAR ENDED DECEMBER 31, 1997

                                       NUMBER OF SHARES,     PERFORMANCE OR
                                        UNITS OR OTHER     OTHER PERIOD UNTIL
   NAME                                  RIGHTS (#)(1)   MATURATION OR PAYOUT(2)
   ----                                ----------------- -----------------------
   Frank G. Mancuso...................      811,756             45 months
   A. Robert Pisano...................      243,544             45 months
   Michael G. Corrigan................       83,334             54 months
   David G. Johnson...................       83,334             45 months
   William A. Jones...................       74,209             45 months

--------
(1) Represents the number of Bonus Interests granted pursuant to the Senior Management Bonus Plan. If the Senior Management Bonus Plan is approved by the stockholders, each Bonus Interest entitles the participant to receive up to $24.00 under certain circumstances. See "--Incentive and Bonus Plans--Senior Management Bonus Plan and "Proposal 3--Approval of Senior Management Bonus Plan."

(2) Bonus Interests generally vest 20% on the first anniversary of their grant and 1.67% each month thereafter. The Senior Management Bonus Plan provides for accelerated vesting and payment in the event of a Special Circumstance (as defined below) (with payment at discounted present value in the event payment is made in connection with a Designated Change in Control which occurs prior to December 31, 2001), accelerated vesting in the event of termination of employment in certain circumstances and a special Determination Date (as defined below) and payment at discounted present value, for the officer involved, in the event of death or Permanent Disability (as defined in the Senior Management Bonus Plan). See "-- Incentive and Bonus Plans--Senior Management Bonus Plan" and "Proposal 3-- Approval of Senior Management Bonus Plan."

  Pension Plans. The Company maintains a retirement plan (the "MGM Retirement Plan"), which covers substantially all of the employees of the Company. See "Benefit Plans--MGM Retirement Plan." The Company also has entered into the MGM Supplemental Executive Retirement Agreement dated April 22, 1996, as amended and restated as of July 18, 1997 (the "Supplemental Executive Retirement Agreement"), with Mr. Pisano. See "Benefit Plans--Supplemental Executive Retirement Agreement." The following table sets forth estimated annual benefits payable upon retirement with regard to the MGM Retirement Plan.

                              PENSION PLAN TABLE

                                                  YEARS OF SERVICE(1)
                                       -----------------------------------------
   REMUNERATION(2)                       15      20      25       30       35
   ---------------                     ------- ------- ------- -------- --------
    $ 50,000.......................... $11,625 $15,500 $19,375 $ 23,250 $ 27,125
     100,000..........................  25,067  33,422  41,778   50,133   58,489
     150,000..........................  39,317  52,422  65,528   78,633   91,739
     160,000..........................  42,167  56,222  70,278   84,333   98,389
     200,000..........................  53,567  71,422  89,278  107,133  124,989

--------
(1) As of April 3, 1998, Messrs. Mancuso, Pisano, Corrigan, Johnson and Jones were credited with 4, 4, 0, 3 and 15 years of service, respectively.

(2) The compensation covered by the MGM Retirement Plan includes base salary only, and not bonus or other amounts. The amount of the benefit to which a participant is entitled is an annual amount equal to 1.55% of annual base salary up to the Social Security wage base (currently $68,400) plus 1.9% of annual base salary above that amount up to the maximum allowable under the MGM Retirement Plan (currently $160,000 per year) for each year of credited service up to a maximum of 35 years, at which time the applicable percentage is 1.55% of the annual base salary for each year of service in excess of 35. Benefits become vested upon completion of five years of service. For each of the Named Executive Officers, the current compensation covered by the MGM Retirement Plan is the maximum allowable under the MGM Retirement Plan, which is substantially less than the annual compensation for each such Named Executive Offices listed above in the "Salary" column of the Summary Compensation Table.

INCENTIVE AND BONUS PLANS

  1996 Incentive Plan. The Company has an Amended and Restated 1996 Stock Incentive Plan (the "1996 Incentive Plan"), which is administered by the Compensation Committee. Awards under the 1996 Incentive Plan are generally not restricted to any specific form or structure and may include, without limitation, qualified or non-qualified stock options, incentive stock options, restricted stock awards and stock appreciation rights (collectively, "Awards"). Awards may be conditioned on continued employment, have various vesting schedules and accelerated vesting and exercisability provisions in the event of, among other things, a change in control of the Company.

  As of March 31, 1998, 8,125,065 shares of the Common Stock were reserved for award under the 1996 Incentive Plan, of which options to purchase 7,568,252 shares of the Common Stock were outstanding. Of these outstanding options, 5,205,702 are held by the Named Executive Officers and certain other key employees (the "Executive Options") and 2,362,550 are held by approximately 400 other employees of the Company (the "Employee Options"). All of the outstanding options generally vest over a period of five years and are not exercisable unless vested. No options can be exercised prior to May 18, 1998 and 2,602,851 of the Executive Options cannot be exercised until December 31, 2001 (subject in each case to early vesting and, depending on the circumstances, early exercisability in certain events, including the death or permanent disability of the optionee, termination of the optionee's employment under certain circumstances or a "Designated Change in Control" of the Company (as defined in the 1996 Incentive Plan), which includes (i) Tracinda and Seven ceasing to beneficially own in the aggregate 50.1% or more of the voting securities of the Company and any other person, other than an entity controlled by the Company, beneficially owning 30% or more of the voting securities of the Company or (ii) the sale of substantially all of the assets of the Company). The Executive Options are exercisable at $24.00 per share and the Employee Options are exercisable at $20.00 per share. As of April 3, 1998, 1,516,566 Executive Options were vested (or would vest within 60 days), of which 758,283 Executive Options were exercisable (or would become exercisable within 60 days). None of the Employee Options are vested (or will vest within 60 days).

  Senior Management Bonus Plan. The Company has a proposed Senior Management Bonus Plan (the "Senior Management Bonus Plan") under which the bonus interests ("Bonus Interests") have been granted to certain key employees. For information concerning the Senior Management Bonus Plan, which is being submitted to stockholders for approval at the meeting, see "Proposal 3-- Approval of Senior Management Bonus Plan."

  Original Plan; Repricing of Options and Cancellation of Bonus
Interests. Options to purchase 2,602,851 shares of the Common Stock at $24.00 per share ("Series A Options"), 2,859,648 shares of the Common Stock at $78.43 per share ("Series B Options") and 2,602,851 bonus interests ("Original Bonus Interests") that were granted in tandem with Series A Options were outstanding under the 1996 Incentive Plan prior to its amendment and restatement (the "Original Plan"). Subject to vesting, which generally was to occur over a five-year period ending October 1, 2001 and was subject to acceleration under certain circumstances, these Original Bonus Interests entitled the holder to $22.32 per Original Bonus Interest if the fair market value of the outstanding capital stock of the Company (as determined in the Original Plan) was more than $1.26 billion (subject to adjustment to reflect certain capital distributions and contributions) at any determination date specified in the Original Plan.

  In connection with the amendment and restatement of the Original Plan, the optionees and holders of Original Bonus Interests agreed with the Company that the Series A Options, Series B Options and Original Bonus Interests outstanding under the Original Plan would be canceled. Concurrently with the amendment and restatement, 5,205,702 of the options described above under "-- 1996 Incentive Plan" and 2,420,685 of the Bonus Interests described below in "Proposal 3--Approval of Senior Management Bonus Plan" were granted.

EMPLOYMENT AGREEMENTS

  Frank G. Mancuso. The Company has entered into an employment agreement with Frank G. Mancuso, effective as of October 10, 1996, as amended as of August 4, 1997, which provides that he will serve as Chairman and Chief Executive Officer of the Company for a term of five years. Mr. Mancuso is entitled to an annual base salary of $2 million, subject to increase at the discretion of the Board of Directors of the Company and an annual stock purchase payment of $3 million (payable annually in advance), out of the after tax proceeds of which he is required to purchase shares of the Common Stock at a price of $24.00 per share until November 17, 1998 and, thereafter, at the fair market value of such shares. In addition, Mr. Mancuso is entitled to receive certain other benefits, including a car allowance, medical insurance participation in the Company's 1996 Incentive Plan, Senior Management Bonus Plan, Savings Plan, MGM Retirement Plan and any other similar plan or program which the Company provides for its senior officers generally, and other benefits customarily afforded to executives of similar stature in the motion picture industry. The Company is also obligated to maintain a five year, reducing-term life insurance policy in the initial face amount of $25 million on Mr. Mancuso's life for his benefit. Pursuant to his employment agreement, Mr. Mancuso holds stock options to purchase shares of the Common Stock under the 1996 Incentive Plan and Bonus Interests under the Senior Management Bonus Plan. See "-- Executive Compensation Summary" and "--Incentive and Bonus Plans." In connection with the MGM Acquisition, in consideration of the waiver by Mr. Mancuso of certain rights relating to the change of control under his previous employment agreement with the Company and to induce him to enter into the existing employment agreement, Mr. Mancuso received 63,751 shares of the Common Stock and $1,020,000 in cash. If Mr. Mancuso's employment is terminated without cause by the Company or if Mr. Mancuso terminates the agreement for "good reason," which includes a Designated Change in Control of the Company (as defined in the 1996 Incentive Plan), he will be entitled to receive as severance an amount equivalent to the present value of the sum of the base salary and the stock purchase payment for the entire remaining term of the employment agreement, and his account in the 1996 Incentive Plan and Senior Management Bonus Plan will vest immediately. As of December 31, 1997, the amount payable to Mr. Mancuso in the event of such circumstances would be approximately $14.9 million. Mr. Mancuso is entitled to resign at any time on not less than 30 days' prior notice.

  A. Robert Pisano. The Company has entered into an employment agreement with Mr. Pisano effective as of October 10, 1996, which provides that he will serve as Vice Chairman of the Company for an initial term of five years. Pursuant to the agreement, Mr. Pisano is entitled to an annual salary of $950,000, an annual guaranteed bonus of $750,000 and an annual discretionary bonus. In addition, Mr. Pisano is entitled to receive certain other benefits, including a car allowance, medical insurance, participation in the Company's 1996 Incentive Plan, Senior Management Bonus Plan, Savings Plan, MGM Retirement Plan and any other similar plan or program which the Company provides for its senior officers generally. The Company is also obligated to maintain a term life insurance policy in the face amount of $5 million on Mr. Pisano's life for his benefit. Furthermore, Mr. Pisano is entitled to receive certain additional retirement benefits under his Supplemental Executive Retirement Agreement. See "Benefit Plans--Supplemental Executive Retirement Agreement." Mr. Pisano holds stock options to purchase shares of the Common Stock under the 1996 Incentive Plan, and Bonus Interests under the Senior Management Bonus Plan. See "--Executive Compensation Summary" and "--Incentive and Bonus Plans." In connection with the MGM Acquisition, in consideration of the waiver by Mr. Pisano of certain rights relating to the change of control under his previous employment agreement with the Company and to induce him to enter into his existing employment agreement, Mr. Pisano received 15,000 shares of the Common Stock and $235,343 in cash. If Mr. Pisano's employment is terminated without cause by the Company or if he terminates the agreement for "good reason," which includes a Designated Change in Control of the Company (as defined in the 1996 Incentive Plan), his account in the 1996 Incentive Plan and Senior

Management Bonus Plan will vest immediately and he will be entitled to receive the net present value of the difference between (i) $8.5 million and (ii) the sum of the annual salary and the guaranteed bonuses paid to him to the date of the termination and, in addition, all insurance benefits for the remainder of the term of the employment agreement. As of December 31, 1997, the amount payable to Mr. Pisano in the event of such circumstances would be approximately $6.4 million.

  Michael G. Corrigan. The Company has entered into an employment agreement with Mr. Corrigan effective as of July 1, 1997, which provides that he will serve as Senior Executive Vice President and Chief Financial Officer of the Company for an initial term of five years. Pursuant to the agreement, Mr. Corrigan is entitled to an annual salary of $700,000 and an annual discretionary bonus. In addition, Mr. Corrigan is entitled to receive certain other benefits, including a car allowance, medical insurance, participation in the Company's 1996 Incentive Plan, Senior Management Bonus Plan, Savings Plan, MGM Retirement Plan and any other similar plan or program which the Company provides for its senior officers generally. Mr. Corrigan holds options to purchase shares of the Common Stock under the 1996 Incentive Plan, and Bonus Interests under the Senior Management Bonus Plan. See "--Executive Compensation Summary" and "--Incentive and Bonus Plans." If Mr. Corrigan's employment is terminated without cause by the Company or if he terminates the agreement for "good reason," his account in the 1996 Incentive Plan and Senior Management Bonus Plan will vest immediately and he will be entitled to receive the net present value of the sum of the annual salary through the entire remaining term of the employment agreement and all insurance benefits for the remainder of the term of the employment agreement. As of December 31, 1997, the amount payable to Mr. Corrigan in the event of such circumstances would be approximately $2.3 million.

  David G. Johnson. The Company has entered into an employment agreement with Mr. Johnson effective as of October 10, 1996, which provides that he will serve as Senior Executive Vice President and General Counsel of the Company for an initial term of five years. Pursuant to the agreement, Mr. Johnson is entitled to a current annual salary of $600,000, which will increase by $50,000 each year for three years, an annual guaranteed bonus of $100,000 and an annual discretionary bonus. In addition, Mr. Johnson is entitled to receive certain other benefits, including a car allowance, medical insurance, participation in the Company's 1996 Incentive Plan and Senior Management Bonus Plan, Savings Plan, MGM Retirement Plan and any other similar plan or program which the Company provides for its senior officers generally. Mr. Johnson holds stock options to purchase shares of the Common Stock under the 1996 Incentive Plan, and Bonus Interests under the Senior Management Bonus Plan. See "--Executive Compensation Summary" and "--Incentive and Bonus Plans." In connection with the MGM Acquisition, in consideration of the waiver by Mr. Johnson of certain rights relating to the change in control under his previous employment agreement with the Company and to induce him to enter into his existing employment agreement, Mr. Johnson received 13,542 shares of the Common Stock and $213,850 in cash. If Mr. Johnson's employment is terminated without cause by the Company or if he terminates the agreement for "good reason," which includes a Designated Change in Control of the Company (as defined in the 1996 Incentive Plan), his account in the 1996 Incentive Plan and Senior Management Bonus Plan will vest immediately and he will be entitled to receive the net present value of the sum of the annual salary and the guaranteed bonus through the entire remaining term of the agreement and all insurance benefits for the remainder of the term of the employment agreement. As of December 31, 1997, the amount payable to Mr. Johnson in the event of such circumstances would be approximately $2.7 million.

  William A. Jones. The Company has entered into an employment agreement with Mr. Jones effective as of October 10, 1996, which provides that he will serve as Senior Executive Vice President of the Company for an initial term of five years. Pursuant to the agreement, Mr. Jones is entitled to a current annual salary of $575,000, which will increase $50,000 next year and then be subject to adjustment as determined by the Company, and an annual discretionary bonus. In addition, Mr. Jones is entitled to receive certain other benefits, including a car allowance, medical insurance, participation in the Company's 1996 Incentive Plan, Senior Management Bonus Plan, Savings Plan, MGM Retirement Plan and any other similar plan or program which the Company provides for its senior officers generally. The Company is also obligated to maintain a term life insurance policy in the face amount of $2 million on Mr. Jones' life for his benefit. Mr. Jones holds stock options to purchase shares of Common Stock under the 1996 Incentive Plan, and Bonus Interests under the Senior Management Bonus Plan. See "--Executive Compensation" and "-- Incentive and Bonus Plans." In connection with the MGM

Acquisition, in consideration of the waiver by Mr. Jones of certain rights relating to the change in control under his previous employment agreement with the Company and to induce him to enter into his existing employment agreement, Mr. Jones received 26,042 shares of the Common Stock and $416,178 in cash. If Mr. Jones' employment is terminated without cause by the Company or if he terminates the agreement for "good reason," his account in the 1996 Incentive Plan and Senior Management Bonus Plan will vest immediately and he will be entitled to receive the net present value of the sum of the annual salary through the entire remaining term of the employment agreement and all insurance benefits for the remainder of the term of the employment agreement. As of December 31, 1997, the amount payable to Mr. Jones in the event of such circumstances would be approximately $2.1 million.

  The employment agreement of each of Messrs. Pisano, Corrigan, Johnson and Jones also contains: (i) a nondisclosure provision which is effective for the term of such individual's employment with the Company and for an indefinite period thereafter; (ii) noninterference and non-competition provisions, each of which is effective for the term of such individual's employment with the Company and one year thereafter; and (iii) a provision prohibiting the solicitation for employment and employment of certain Company employees, or making public statements concerning the Company, for a period of one year following termination of employment.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

  As permitted by applicable provisions of the DGCL, the Company's Certificate of Incorporation contains a provision whereunder the Company will indemnify each of the officers and directors of the Company (or their estates, if applicable), and may indemnify any employee or agent of the Company (or their estates, if applicable), to the fullest extent permitted by the DGCL as it exists or may in the future be amended.

  In addition, the Company has entered into indemnification agreements with its directors, its executive officers and certain other officers providing for indemnification by the Company, including under circumstances in which indemnification is otherwise discretionary under Delaware law. These agreements constitute binding agreements between the Company and each of the other parties thereto, thus preventing the Company from modifying its indemnification policy in a way that is adverse to any person who is a party to such an agreement.

  The Company currently maintains insurance on behalf of its officers and directors against any liability which may be asserted against any such officer or director in his or her capacity as such, subject to certain customary exclusions. The amount of such insurance is deemed by the Board of Directors to be adequate to cover any such liability.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

  The Compensation Committee of the Board of Directors was established in November 1997 and is responsible for administering the Company's incentive plans and monitoring, reviewing, approving and/or making recommendations to the Board of Directors with respect to the Company's compensation policies. The Compensation Committee believes that the most effective executive compensation program is one that provides incentives to achieve both current and long-term strategic management goals of the Company, with the ultimate objective of enhancing stockholder value. In this regard, the Compensation Committee believes executive compensation should: (i) be effective in attracting, motivating and retaining key executives; (ii) correlate with the performance of the Company as a whole and the executive's individual performance; and (iii) provide the executives with a financial interest in the Company similar to the interests of the Company's stockholders.

  The Company's executives are compensated through a combination of salary, bonuses and long-term incentive arrangements (where appropriate), including grants of stock options and other stock-based awards under the 1996 Incentive Plan and Bonus Interests under the Senior Management Bonus Plan. Annual salaries of the Named Executive Officers are set forth in such executive's employment agreements, which were all entered into as of dates prior to the creation of the Compensation Committee. The Compensation Committee believes the salaries of the Company's executives to be competitive with the salaries paid by companies with which the Company competes.

  Discretionary bonuses, where appropriate, are generally determined by the Chief Executive Officer of the Company with the concurrence of the Compensation Committee after the end of the Company's fiscal year and are based on an assessment of the Company's results and the level of a particular individual's performance for that year. In its review of bonuses for the Company's senior executives, the Compensation Committee will consider the following: improvement in the financial performance of the Company (including improvements in cash flow, operating income and return on equity); the executives' levels of responsibility and performance (based upon evaluations and the recommendation of Mr. Mancuso as to proposed bonuses for executives other than himself); and the other components of their compensation. No discretionary bonuses were awarded to the Named Executive Officers for 1997.

  The Compensation Committee believes that a significant component of the compensation paid to the Company's executives over the long-term should be derived from stock options and other stock-based awards. The Compensation Committee strongly believes that stock ownership in the Company is a valuable incentive to executives and that the grant of stock options and other stock-based awards to them serves to align their interests with the interests of the stockholders as a whole and encourages them to manage the Company in such a way that endeavors to maximize its long-term profitability. Long-term incentive arrangements are considered on a case-by-case basis, and may be determined as part of an overall compensation package in conjunction with demonstrable enhancements to stockholder values. The Compensation Committee determines whether to grant stock options and other stock-based awards, as well as the amount of the grants, by taking into account the proposed recipient's past and prospective value to the Company; the performance of the proposed recipient (based upon evaluations and the recommendation of Mr. Mancuso as to proposed grants for executives other than himself); and the amount of stock options or other stock-based awards previously granted. In November 1997, in connection with the amendment of the Original Plan and the cancellation of options granted thereunder, the Compensation Committee approved the grant of options to purchase shares of the Common Stock under the 1996 Incentive Plan to the Named Executive Officers in the following amounts:
Mr. Mancuso, 1,745,680, Mr. Pisano, 523,754 shares, Mr. Corrigan, 179,168 shares, Mr. Johnson, 179,168 shares, and Mr. Jones, 159,584 shares. See "Executive Compensation--Executive Compensation Summary" and "Executive Compensation--Incentive and Bonus Plans." The Compensation Committee may grant additional options or other stock-based awards to the Named Executive Officers in the future.

  In addition, in November 1997, in connection with the amendment of the Original Plan and the cancellation of the Original Bonus Interests granted thereunder, the Compensation Committee approved the grant of Bonus Interests under the Senior Management Bonus Plan to the Named Executive Officers in the following amounts: Mr. Mancuso, 811,756, Mr. Pisano, 243,544, Mr. Corrigan, 83,334, Mr. Johnson, 83,334 and Mr. Jones, 74,209. The Senior Management Bonus Plan and the grants thereunder are subject to stockholder approval. No additional Bonus Interests will be granted under the Senior Management Bonus Plan. See "Executive Compensation--Executive Compensation Summary," "Executive Compensation--Incentive and Bonus Plans" and "Proposal 3--Approval of Senior Management Bonus Plan."

  The Compensation Committee intends to review the compensation arrangements of the Company's senior executives from time to time and to make recommendations where appropriate.

COMPENSATION AWARDED TO THE CHIEF EXECUTIVE OFFICER

  Mr. Mancuso became Chairman of the Board and Chief Executive Officer of the Company in October 1996 and has been Chairman of the Board and Chief Executive Officer of MGM Studios since July 1993. Mr. Mancuso is eligible to participate in the same executive compensation plans and to receive the same benefits generally available to the Company's other senior executives. Pursuant to the terms of his employment agreement, Mr. Mancuso's annual base salary is $2 million, plus an annual stock purchase payment of $3 million, and the Company maintains a five-year reducing term life insurance policy in the initial face amount of $25 million for Mr. Mancuso's benefit. In addition, Mr. Mancuso was granted 1,745,680 options under the 1996 Incentive Plan and, subject to stockholder approval, 811,756 Bonus Interests under the Senior Management Bonus Plan. Mr. Mancuso did not receive a discretionary bonus with respect to 1997. See "Executive Compensation--Executive Compensation Summary," "Executive Compensation--Incentive and Bonus Plans," "Executive Compensation--Employment Agreements--Frank G. Mancuso" and "Proposal 3--Approval of Senior Management Bonus Plan."

DEDUCTIBILITY OF COMPENSATION

  Section 162(m) of the Internal Revenue Code, as amended, generally disallows a tax deduction to a publicly held corporation for compensation in excess of $1 million paid in any fiscal year to certain executive officers.
Section 162(m) further provides, however, that compensation will not be subject to the deduction limit if certain conditions are met and the compensation qualifies as "performance-based compensation." In addition, in the case of a privately held corporation that undergoes an initial public offering, the Treasury Regulations under Section 162(m) provide that the deduction limit does not apply to any compensation paid, during a specified "reliance period," pursuant to a plan or agreement that existed while the corporation was privately held, if the corporation complied with certain disclosure requirements. The reliance period terminates on the earliest to occur of (i) the expiration of the plan or agreement, (ii) the material modification of the plan or agreement, (iii) the issuance of all stock and other compensation allocated under the plan and (iv) the first meeting of the shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurs. In the case of stock options, the reliance period applies to the date of grant and not exercise.

  The Compensation Committee believes that any compensation paid or options granted pursuant to the Company's incentive plans or agreements during the reliance period will not be subject to the deduction limit of Section 162(m). However, compensation paid and options granted after the reliance period to a Named Executive Officer will be subject to the limitations of Section 162(m) unless they qualify as performance-based compensation. In general, any salary paid after the reliance period, including salary paid pursuant to the employment agreements, will not qualify as performance-based compensation and will be subject to Section 162(m). With respect to the Bonus Interests, the Compensation Committee believes they are structured to qualify as performance-based compensation and, therefore, any payments after the reliance period pursuant to the Senior Management Bonus Plan should not be subject to Section 162(m). See "Proposal 3--Approval of Senior Management Bonus Plan."

  The Compensation Committee's current policy is to structure the performance-based portion of the compensation of its Named Executive Officers in a manner that complies with Section 162(m) whenever, in the judgment of the Compensation Committee, doing so would be consistent with the objectives of the compensation plan under which the compensation would be payable. However, the Compensation Committee has the authority to award non-deductible compensation as it deems appropriate and in the best interests of the Company. In addition, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the Treasury Regulations issued thereunder, no assurance can be given that compensation intended by the Compensation Committee to satisfy the requirements for deductibility under
Section 162(m) will so qualify.

                                          Compensation Committee:

                                                 /s/ Kerry M. Stokes
                                          -------------------------------------
                                                     Kerry M. Stokes

                                                /s/ Alex Yemenidjian
                                          -------------------------------------
                                                    Alex Yemenidjian

                                              /s/ Francis Ford Coppola
                                          -------------------------------------
                                                  Francis Ford Coppola

COMPANY STOCK PRICE PERFORMANCE GRAPH

  The following graph compares the Company's cumulative total shareholder return with those of Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's Entertainment Group Index for the period commencing November 13, 1997 (the first day of trading of the Common Stock on the NYSE) and ending December 31, 1997, including the reinvestment of any dividends. No dividends were paid in respect of the Company's securities during the period.

                    COMPARISON OF CUMULATIVE TOTAL RETURNS

                             [GRAPH APPEARS HERE]

                                                             S&P
                                                        ENTERTAINMENT    S&P
MEASUREMENT DATE                                COMPANY  GROUP INDEX  500 INDEX
----------------                                ------- ------------- ---------
November 13, 1997.............................. $100.00    $100.00     $100.00
December 31, 1997.............................. $ 95.24    $118.11     $106.43

                                 BENEFIT PLANS

MGM RETIREMENT PLAN

  The MGM Retirement Plan was adopted in March 1986 to provide retirement income to certain employees who have completed at least one year of service. The MGM Retirement Plan is a defined benefit plan under which all contributions are made by the Company. The compensation covered by the MGM Retirement Plan includes base salary only, and not bonus or other amounts. Subject to certain limits, the amount of the pension to which a participant is entitled is an annual amount equal to 1.55 percent of annual base salary up to the Social Security wage base (currently $68,400) plus 1.9 percent of annual base salary above that amount up to the maximum amount allowable under the MGM Retirement Plan (currently $160,000 per year) for each year of credited service up to 35 years, at which time the applicable percentage is 1.55 percent of the annual base salary for each year of service in excess of 35. Participants become vested upon completion of five years of service. Participants, or their beneficiaries, are entitled to receive benefits which have vested under the MGM Retirement Plan upon their normal or early retirement (or deferred retirement if the participant has been an executive for at least two years and will be entitled to receive at least $44,000 of retirement income annually) or upon the total and permanent disability, death or other termination of such participant's employment and after attaining normal or early retirement age. Benefits are normally payable on a monthly basis either (i) in a "life only" form to a unmarried participant during his or her life or (ii) in a qualified "joint and survivor" form to married participants, which shall be the actuarial equivalent of the life only form and which shall provide equal monthly payments to the participant during his or her lifetime with an amount equal to 50 percent (or 75 percent or 100 percent at the election of the participant) of such payments continued after his or her death payable to his or her spouse for the remainder of such spouse's life. Alternatively, participants may, under certain circumstances, elect that a single lump-sum death benefit be payable to his or her beneficiary or a "ten-year certain and life" form, providing that equal monthly payments be made to the participant during his or her lifetime with the provision that in the event the participant dies prior to the expiration of ten years, such payments would continue for the remainder of the ten-year period.

  It is the intention of the Company to continue the MGM Retirement Plan; however, the Company has the right to amend or terminate the MGM Retirement Plan at any time. If the plan is terminated, the available assets held in trust will be used to pay benefits to retired employees (including beneficiaries), terminated vested employees entitled to benefits and active employees. If termination occurs when the MGM Retirement Plan assets are not sufficient to pay all benefits accrued to the date of the termination, the assets held in trust under the plan will be allocated among employees and beneficiaries in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company is not liable for the payment of MGM Retirement Plan benefits from its own assets. Upon full satisfaction of the MGM Retirement Plan's liability to employees and their beneficiaries, any amount remaining in the plan will be returned to the Company.

  The Internal Revenue Code requires certain provisions for benefit accruals if a defined benefit plan becomes "top heavy," that is, if the value of accrued benefits for "key employees" is more than 60 percent of the total value of all accrued benefits. While the Company believes that it is unlikely that the MGM Retirement Plan will ever become top heavy, in such an event, it may become necessary to amend the MGM Retirement Plan to conform it to the applicable Internal Revenue Code requirements.

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

  Pursuant to Mr. Pisano's previous employment agreement and in place of certain benefits under a pension plan maintained for Mr. Pisano's benefit by a prior employer (the "Prior Plan") which Mr. Pisano forfeited when he joined the Company in 1993, the Company entered into the Supplemental Executive Retirement Agreement with Mr. Pisano. The Supplemental Executive Retirement Agreement provides Mr. Pisano with an annual benefit equal to $150,000 (the "Benefit Amount"), less an amount equal to the benefit Mr. Pisano is entitled to receive under the Prior Plan and subject to certain adjustments, payable in the form of a single life annuity commencing on the later of the date Mr. Pisano attains age 60 and the date Mr. Pisano's employment with the Company is terminated, including due to Mr. Pisano's death. The minimum aggregate amount payable to Mr. Pisano or his beneficiaries will be $900,000, less all benefits to which Mr. Pisano is entitled under the Prior Plan. All benefits under the Supplemental Executive Retirement Agreement are fully vested. If Mr. Pisano continues in the employment of the Company after attaining age 60, the Benefit Amount shall be increased by 5/12ths of one percent for each month Mr. Pisano continues to be employed by the Company after such date. In addition, after payments have commenced under the Supplemental Executive Retirement Plan, the Benefit Amount shall be increased effective each January 1 by the adjustment factor applied to retiree payments for the calendar year under the Prior Plan. If Mr. Pisano is unmarried on the date benefits commence, the benefit shall be payable monthly for Mr. Pisano's life ("life only" basis). If, however, Mr. Pisano is married on the date benefits commence, he may elect to have the benefits to which he is entitled payable on the life only basis or have the actuarial equivalent of the life only form payable in equal monthly payments to him during his lifetime with an amount equal to 50% or 100% of such payments to continue after his death to his spouse for the remainder of his spouse's life. In the event of a Designated Change of Control of the Company (as defined in the 1996 Incentive Plan and the Supplemental Executive Retirement Agreement) or the termination of Mr. Pisano's employment agreement by the Company without cause or by Mr. Pisano for good reason, the Company will deposit into escrow an amount sufficient to provide on an actuarial basis the level of payments required under the Supplemental Executive Retirement Agreement.

MGM SAVINGS PLAN

  Employees, including officers, who have completed one year of service have the opportunity to participate in the MGM Savings Plan (the "Savings Plan") which is managed by the Merrill Lynch Asset Management L.P. Participants in the Savings Plan may contribute a portion of their pre-tax compensation (up to a maximum of $10,000) and after-tax compensation (subject to certain limitations) into the Savings Plan and direct the investment of such contributions. The Company matches 100 percent of such employee contributions up to four percent of such employee's eligible compensation. Effective January 1, 1998, the Savings Plan was amended such that the matching contributions may be made in cash or shares of the Common Stock in the sole discretion of the Company. The employee contributions to the Savings Plan and the earnings thereon are always 100 percent vested. The matching contributions and the earnings thereon vest 20 percent for each full year of service and employees become 100 percent vested (i) after five years of service, (ii) upon their total and permanent disability or (iii) upon their death. Employees receive a lump sum payment of the vested portion of their respective Savings Plan account when their employment is terminated. In addition, an employee may, under certain conditions, withdraw or borrow from the vested portion of his or her respective Savings Plan account.

                                  PROPOSAL 2

               APPROVAL OF 1998 NON-EMPLOYEE DIRECTOR STOCK PLAN

  The Company has adopted, subject to the approval of the stockholders, the 1998 Non-Employee Director Stock Plan (the "Director Plan") pursuant to which a Non-Employee Director (currently seven persons) may elect to receive all or a portion (the "Election Amount") of the compensation received for service on, and for service as a member of certain committees of, the Board of Directors of the Company in the form of shares of the Common Stock. The Director Plan will facilitate increases by the participating directors in their proprietary interest in the Company, further aligning their financial interests with those of the Company's stockholders. Shares will be issued under the Director Plan in equal quarterly installments (based on the Election Amount) and the actual number of shares of the Common Stock to be received by a Non-Employee Director will be determined based on the fair market value of the Common Stock on the date of issuance. Up to 100,000 shares of the Common Stock, subject to certain adjustments, have been reserved for issuance pursuant to the Director Plan. The Director Plan is to be administered by the Board of Directors, or a committee thereof, which will have the power to amend the Director Plan, subject to certain limitations.

  The following table sets forth information with respect to the estimated benefits or amounts, if any, that will be received by or allocated to: (i) the Named Executive Officers, individually and as a group; (ii) the directors of the Company, as a group, who are not Named Executive Officers; and
(iii) employees of the Company, as a group, other than the Named Executive Officers, under the Director Plan during the Company's next fiscal year, based on a price per share of the Common Stock as of December 31, 1997 of $20.00.

                     1998 NON-EMPLOYEE DIRECTOR STOCK PLAN

                                                             DOLLAR    NUMBER OF
NAME                                                       VALUE($)(1) SHARES(#)
----                                                       ----------- ---------
Frank G. Mancuso..........................................       --          0
A. Robert Pisano..........................................       --          0
Michael G. Corrigan.......................................       --          0
David G. Johnson..........................................       --          0
William A. Jones..........................................       --          0
Named Executive Officers as a Group.......................       --          0
Non-Executive Director Group(1)...........................  $266,000    13,300
Non-Executive Officer Employee Group......................       --          0

--------
(1) Assuming that each Non-Employee Director (currently seven persons) elected to participate in the Director Plan to the maximum extent allowable under the plan and that each such Non-Employee Director received aggregate compensation of $38,000 (the average compensation received by a Non-Employee Director, assuming that Non-Employee Directors comprise four of the members of the Executive Committee, two of the members of the Audit Committee, and three of the members of the Committee Compensation and that the maximum number of meetings for which compensation was payable were held). Any shares of the Common Stock issued to a Non-Employee Director under the Director Plan will reduce the cash compensation received by such Non-Employee Director.

  The foregoing description of the Director Plan is qualified in all respects by the actual provisions of such plan which is attached to this Proxy Statement as Appendix A.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2.

                                  PROPOSAL 3

                   APPROVAL OF SENIOR MANAGEMENT BONUS PLAN

  The Company's Senior Management Bonus Plan is a plan under which 2,420,685 Bonus Interests have been granted to an aggregate of 18 officers, subject to stockholder approval. No additional Bonus Interests will be granted under the Senior Management Bonus Plan. The Senior Management Bonus Plan will be administered and may be amended by the Bonus Plan Committee of the Board of Directors; provided, however, that the Senior Management Bonus Plan may only be amended with the consent of: (i) the Board of Directors; (ii) the Board of Directors of Metro-Goldwyn-Mayer Studios Inc.; and (iii) persons then holding a majority in interest of the outstanding Bonus Interests.

  Subject to certain vesting and other requirements, each Bonus Interest entitles the holder to receive a cash payment if (i) the sum of the average closing price of the Common Stock during the 20 trading days plus, in certain circumstances, per share distributions on the Common Stock (together, the "Price") preceding a Determination Date (defined below) is greater than (ii) $24.00 and less than $48.00 (adjusted for stock splits, reverse stock splits and similar events). The cash payment will be equal to (i) the vested portion of the Bonus Interest at the Determination Date multiplied by (ii) the amount by which the Price at the Determination Date is less than $48.00 (i.e., a maximum of $24.00 per Bonus Interest). Once a payment is made in respect of the vested portion of a Bonus Interest, no further payment is due in respect of that portion. If at any Determination Date the Price equals or exceeds $48.00, no payment will thereafter be due in respect of any then-vested portion of a Bonus Interest.

  "Determination Dates" occur on June 30 and December 31 of each year, commencing December 31, 2001 and ending December 31, 2006, and will also occur upon a Designated Change in Control (as defined in the Senior Management Bonus
Plan) or the taking of any action for the dissolution or liquidation of the Company (each a "Special Circumstance"). In addition, with respect to the applicable officer only, a Determination Date shall occur in the event of a termination of such officer's employment due to death or Permanent Disability (as defined in the Senior Management Bonus Plan), if such death or Permanent Disability shall have occurred prior to December 31, 2001, by the Company for Cause or by such officer without Good Reason (each, as defined in the Senior Management Bonus Plan).

  Bonus Interests generally vest 20 percent on the first anniversary of the date of their grant and 1.67% each month thereafter. The Senior Management Bonus Plan provides for accelerated vesting and payment in the event of a Special Circumstance (with payment at discounted present value in the event payment is made in connection with a Designated Change in Control which occurs prior to December 31, 2001), accelerated vesting in the event of termination of employment in certain circumstances and payment at discounted present value, for the officer involved, in the event of death or Permanent Disability.

  Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of certain compensation paid to certain top executive officers of a publicly held corporation. This limitation does not apply to compensation that is "performance-based" and is approved by the stockholders. The Company believes that compensation payable under the Senior Management Bonus Plan qualifies as "performance-based." The Company is, therefore, submitting the Senior Management Bonus Plan for stockholder approval. There is no assurance that amounts, if any, ultimately payable by the Company pursuant to the Senior Management Bonus Plan will be deductible for tax purposes.

  If the Senior Management Bonus Plan is not approved by the holders of a majority of the outstanding shares of the Common Stock present at a meeting at which a quorum is present (or by the written consent of a majority of the Common Stock), the Senior Management Bonus Plan will be null and void and no amounts will be paid pursuant to the Bonus Interests. Tracinda and Seven, which together will own in excess of the majority of the outstanding shares of the Company after the Offering, have committed to the holders of the Bonus Interests to vote their shares in favor of the approval of the Senior Management Bonus Plan and the grants of Bonus Interests thereunder.

  The following table sets forth information with respect to the benefits or amounts, if any, that will be received by or allocated to: (i) the Named Executive Officers, individually and as a group; (ii) the directors of the Company, as a group, who are not Named Executive Officers; and (iii) employees of the Company, as a group, other than the Named Executive Officers, under the Senior Management Bonus Plan.

                         SENIOR MANAGEMENT BONUS PLAN

                                                                     NUMBER OF
                                                          DOLLAR       BONUS
NAME                                                    VALUE($)(1) INTERESTS(#)
----                                                    ----------- ------------
Frank G. Mancuso.......................................     --         811,756
A. Robert Pisano.......................................     --         243,544
Michael G. Corrigan....................................     --          83,334
David G. Johnson.......................................     --          83,334
William A. Jones.......................................     --          74,209
Named Executive Officers as a Group....................     --       1,296,177
Non-Executive Director Group...........................     --               0
Non-Executive Officer Employee Group...................     --       1,124,508

--------
(1) As of December 31, 1997, the Price (as defined above) was lower than the minimum level necessary to entitle a participant in the Senior Management Bonus Plan to any payment with respect to the Bonus Interests. As described above, the maximum amount payable would be $24.00 per Bonus Interest in the event the Price equaled $24.00 per share and would decline to zero as the price increased up to $48.00 per share.

  The foregoing description of the Senior Management Bonus Plan is qualified in all respects by the actual provisions of such plan which is attached to this Proxy Statement as Appendix B.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 3.

                                  PROPOSAL 4

             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

  The Company's Board of Directors, with the concurrence of the Audit Committee, has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. Although the appointment of Arthur Andersen LLP is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the appointment for the current fiscal year. In the event a majority of the votes cast at the meeting are not voted in favor of the appointment, the Board of Directors will reconsider its selection. Proxies solicited by the Board will be voted in favor of the appointment unless stockholders specify otherwise in such proxies.

  A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 4.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company believes the transactions described below that were entered into by the Company (including its subsidiaries) were beneficial to the Company, and were no less favorable to the Company than could have been obtained from unaffiliated third parties pursuant to arm's-length negotiations.

RECENT SALES OF SECURITIES

  In connection with the Company's acquisition of all of the outstanding common stock of Orion Pictures Corporation, together with certain of its subsidiaries, from Metromedia International Group, Inc., on July 10, 1997 Tracinda purchased 13,375,107 shares of the Common Stock and Seven purchased 1,625,013 shares of the Common Stock, for a purchase price of $24.00 per share and an aggregate purchase price of $360 million.

  For the year ended December 31, 1997, Mr. Mancuso purchased 124,746 shares of the Common Stock for aggregate consideration of $2,993,904 pursuant to his employment agreement. See footnote 3 to "Executive Compensation--Executive Compensation Summary--Summary Compensation Table" and "Executive
Compensation--Employment Agreements--Frank G. Mancuso."

  Pursuant to an investment agreement dated November 18, 1997 between Tracinda and the Company, Tracinda purchased 3,978,780 shares of the Common Stock for a purchase price of $18.85 per share (the same price as shares were offered to the public in the Company's initial public offering less the applicable underwriting discounts) at an aggregate purchase price of $75 million.

INVESTORS SHAREHOLDER AGREEMENT AND SHAREHOLDERS AGREEMENT

  Seven, Tracinda, Mr. Mancuso, the Company and MGM Studios are parties to the Investors Shareholder Agreement and, along with the other persons specified in the signature pages thereto, the Shareholders Agreement, each of which contains certain provisions relating to the corporate governance of the Company and provides for certain rights relating to the shares of the Common Stock, including registration rights and transfer restrictions. See "Security Ownership of Certain Beneficial Owners and Management--Investors Shareholder Agreement" and "Security Ownership of Certain Beneficial Owners and Management--Shareholders Agreement."

OTHER TRANSACTIONS WITH TRACINDA AND ITS AFFILIATES

  In 1980 a predecessor-in-interest to the Company granted to a predecessor-in-interest to MGM Grand, Inc., an affiliate of Tracinda, an exclusive open-ended royalty-free license to use certain trademarks and tradenames that include the letters "MGM," as well as logos consisting of a stylized depiction of a lion in its hotel/gaming business and other businesses that are not entertainment-related. In 1986 a predecessor-in-interest to the Company ("MGM/UA") granted to MGM Grand Air, Inc. ("Grand Air"), an affiliate of Tracinda, an exclusive open-ended royalty-free license to use one of its logos consisting of a stylized depiction of a lion in Grand Air's airline business. The Company did not receive any monetary compensation for these licenses. Tracinda owns a majority of the outstanding common stock of MGM Grand, Inc., the parent of both MGM Grand Hotel ("Grand Hotel") and Grand Air. Additionally, the Company and affiliates of Tracinda occasionally conduct cross-promotional campaigns, in which the Company's motion pictures and the affiliates' hotels are promoted together; however, the Company believes that the amounts involved are immaterial.

  A subsidiary of the Company has granted to Grand Hotel, or certain of its affiliates, limited short-term, nonexclusive licenses to (i) key art and still photographs of artwork from certain Metro-Goldwyn-Mayer Pictures Inc. and United Artists Pictures Inc. theatrical releases for use in an "in-room" only publication at the MGM Grand Hotel/Casino in Las Vegas and (ii) one minute film clips of such releases in a clip reel program for the benefit of a charitable foundation and to promote the sale of videocassettes containing such releases at the MGM Grand Hotel/Casino in Las Vegas. The Company did not receive any monetary compensation for these licenses.

  The Company sells to Grand Hotel, and certain of its affiliates, on a wholesale basis videocassettes and merchandise such as baseball caps, clothing, keychains and watches bearing the Company's trademarks and logos for resale to consumers in retail shops located within Grand Hotel's hotels. Grand Hotel currently is the Company's largest wholesale customer of the Company's merchandise and, consequently, receives customary volume discounts from the Company. In fiscal 1997, the Company recognized revenues of $257,000 for such videocassettes and merchandise.

  In 1997 MGM Studios and Grand Hotel entered into a site location agreement with respect to production of a pilot episode of a television series being developed by a unit of MGM Studios. Grand Hotel was not compensated for the use of the site but was compensated, on customary terms, for goods and services provided by Grand Hotel in the amount of $462,000 in fiscal 1997.

  From time to time, the Company uses aircraft owned by Tracinda for use in the Company's business. The Company believes that the terms of such arrangements are no less favorable to the Company than those that could be obtained from unrelated parties. During the year ended December 31, 1997, the aggregate of the payments made to Tracinda for the use of such aircraft was approximately $308,000.

  In January 1997 MGM Studios entered into an agreement with Tracinda and certain former directors of MGM/UA (including Mr. Kerkorian) (the "Insurance Allocation Agreement") to allocate the proceeds of directors and officers liability insurance policies relating to litigation filed prior to 1991 against MGM/UA, Tracinda and such former directors. The Insurance Allocation Agreement provides for the proceeds of such policies (and certain legal fees incurred to obtain such proceeds) to be allocated 65 percent to MGM Studios and 35 percent to Tracinda (on behalf of such former directors). The Company believes that the terms of the Insurance Allocation Agreement were fair and equitable to the respective parties and were the result of arm's-length negotiations between MGM Studios and Tracinda (on behalf of such former directors). The total proceeds of such policies aggregated $8.0 million as of December 31, 1997, of which $5.2 million was allocated to MGM Studios.

OTHER TRANSACTIONS WITH SEVEN AND ITS AFFILIATES

  In 1995 the Company licensed to a subsidiary of Seven the right to distribute certain motion picture and television product in the Australian free television market. This agreement was amended on September 9, 1997. The product licensed includes certain motion pictures and television series, miniseries and made-for-television movies produced or distributed by the Company (the "Library") during the term of the agreement. The license fees for such Library product are at a rate which the Company believes is arm's-length. The term of the output portion of the agreement is 20 years, subject to reduction to 10 years if there is a change of control of Seven or Seven no longer beneficially owns shares of the Common Stock having a value of at least $185 million. The license fees for output product television series, television movies and television mini-series are on a "most favored nations" basis with prices paid by the Seven subsidiary for comparable programming. For the year ended December 31, 1997, the Company recognized revenues of $4,454,000 under this agreement.

  The Company and a subsidiary of Seven also recently agreed in principle to enter into a two year, non exclusive agency agreement, pursuant to which the subsidiary will, as the Company's agent, promote and negotiate licenses relating to certain of the Company's movie and television-based properties in Australia. The subsidiary will receive either 20 or 30 percent of all royalties generated by its efforts, depending on the right licensed. The Company may terminate the agreement if the royalties generated under the agreement fall below certain thresholds of approximately $85,000 for the first year of the agreement and approximately $215,000 for the second year.

  In 1994, in connection with the formation of MovieVision, a joint venture in which the Company and a subsidiary of Seven have non-controlling interests, the Company licensed to the joint venture certain of its current theatrical and television motion pictures, as well as a number of the Library pictures, for distribution on Australian pay and basic cable television. The agreement expires on June 30, 2000, with all motion pictures covered by the agreement reverting to the Company within one year after that date, but both the Company and MovieVision have the right to extend the license for a further five years. The Company receives a license fee for each picture that is based on the number of MovieVision's subscribers. For the year ended December 31, 1997, the Company recognized revenues of $3,056,000 under this agreement. The Company believes that the terms of the agreement are no less favorable to the Company than those contained in its licenses with unaffiliated licensees.

  Seven has agreed to reimburse the Company for losses that the Company may incur in connection with the distribution of Joey, an Australian film with respect to which the Company has acquired distribution rights from an unrelated third party.

OTHER

  The Company has an exclusive producer term agreement with FGM Entertainment for the services of Frank Mancuso, Jr., the son of Mr. Mancuso, which expires on July 31, 2002. FGM Entertainment, a company wholly owned by Mr. Mancuso, Jr., will receive $400,000 each year for overhead expenses, subject to five to ten percent annual increases, as well as a development fund and a production fund to pay for the costs of developing and producing projects. FGM Entertainment must submit all projects that it wishes to produce or develop to the Company and will receive a producing fee, as well as certain participations and royalties, for each picture that is produced under the arrangement. For the fiscal year ended December 31, 1997, these fees, participations and royalties (paid to Mr. Mancuso Jr. for movies produced by him such as Species, Fled and Hoodlum) totaled approximately $1.9 million. The Company has the right to acquire the domestic or worldwide rights to each picture produced under the arrangement and controls all remake, sequel and television rights.

  In connection with the commencement of Mr. Corrigan's employment with the Company, the Company entered into a loan agreement dated July 30, 1997 with Mr. Corrigan pursuant to which the Company made an unsecured and interest-free loan to Mr. Corrigan in the principal amount of $91,000 in order to assist
Mr. Corrigan in the purchase of a residence in the Los Angeles area. Mr. Corrigan has repaid all amounts borrowed under this loan agreement.

  In December 1997, the Company entered into an agreement with Taliafilm, Inc. ("Taliafilm"), a company wholly owned by the sister of Mr. Coppola, a director of the Company and a nominee for re-election. Pursuant to the agreement, subject to certain conditions being met, the Company will acquire all of Taliafilm's interest in the motion picture Never Say Never Again for $2.5 million and for approximately 20 percent of the adjusted gross receipts received by the Company from the exploitation of the film. In addition, the Company will assume certain obligations of Taliafilm relating to such film.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

  Any stockholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and proxy relating to the fiscal year ending December 31, 1998 must submit such proposal so that it is received by the Company no later than December 18, 1998. Stockholder proposals should be submitted to the Secretary of the Company.

                                 OTHER MATTERS

  While the Notice of Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The enclosed proxy gives discretionary authority to the proxies, however, to consider and vote upon any additional matters that may be presented.

         ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON FORM 10-K

  The Company's Annual Report to Stockholders and Annual Report on Form 10-K (without exhibits thereto) for the year ended December 31, 1997 accompanies this Proxy Statement. Exhibits to the Annual Report on Form 10-K may be obtained from the Company upon request. To obtain any such exhibits contact the Corporate Secretary, Metro-Goldwyn-Mayer Inc., 2500 Broadway Street, Santa Monica, California 90404.

  STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          By order of the Board of Directors,


                                          /s/ William Allen Jones

                                          William Allen Jones
                                          Senior Executive Vice
                                          President and Secretary

Santa Monica, California
April 17, 1998

                                                                     APPENDIX A

                           METRO-GOLDWYN-MAYER INC.
                     1998 NON-EMPLOYEE DIRECTOR STOCK PLAN

  Metro-Goldwyn-Mayer Inc., a Delaware corporation (the "Company"), hereby establishes a stock plan for non-employee directors of the Company, to be known as the "Metro-Goldwyn-Mayer Inc. 1998 Non-Employee Director Stock Plan" (the "Plan"), as set forth herein.

SECTION 1. PURPOSE OF PLAN

  The purpose of this Plan is to promote the achievement of long-term objectives of the Company by linking the personal interests of non-employee directors (as defined below) to those of Company stockholders.

SECTION 2. PERSONS ELIGIBLE UNDER THE PLAN

  Any member of the Board of Directors (the "Board") of the Company who is not otherwise an officer or employee of the Company or any of its subsidiaries (a "Non-Employee Director") is eligible to participate in the Plan.

  Pursuant to this Plan, each Non-Employee Director shall be given the opportunity to elect (the "Election") to receive all or a portion of his or her Total Compensation (as defined below) in the form of shares of the Common Stock, par value $.01 (the "Common Stock"), of the Company pursuant to the terms and provisions set forth in Section 5 hereof. A Non-Employee Director making an Election under this Plan shall be referred to as a "Participant."

  As used herein, "Total Compensation" shall mean the amount payable as compensation to the Non-Employee Director for service on the Board and for service as a member of the Executive Committee, Audit Committee, Compensation Committee or any other committee of the Board during the period commencing on the day immediately following the date of an annual meeting of stockholders of the Company in which directors of the Company are elected (an "Annual Meeting") and ending on the date of the subsequent Annual Meeting (the "Plan Year").

SECTION 3. DURATION OF PLAN

  Upon approval by the stockholders of the Company, the Plan shall become effective as of May 12, 1998 (the "Effective Date"), and shall remain in effect, subject to the right of the Plan Committee (as defined below) to terminate the Plan at any time pursuant to Section 6 or Section 8 hereof, until all of the shares of Common Stock subject to the Plan pursuant to
Section 4 hereof shall have been issued according to the Plan's provisions. In no event, however, may shares of Common Stock be issued under the Plan on or after May 1, 2008. Without limiting the immediately preceding sentence, the Plan and the issuance of Common Stock thereunder will be void ab initio, and of no force and effect, if the Plan is not approved by the Company's stockholders on or before May 12, 1998.

SECTION 4. STOCK SUBJECT TO PLAN

  The aggregate number of shares of Common Stock that may be issued under this Plan shall not exceed One Hundred Thousand (100,000), subject to adjustment as provided in Section 7 of this Plan.

SECTION 5. ELECTION

  (a) On or before the Annual Meeting of each year during the term of this Plan (the "Election Date"), a Non-Employee Director shall have the ability to make an Election (in accordance with subsection (c) below) and receive all or any portion of his or her Total Compensation for the forthcoming Plan Year in the form of shares of Common Stock; provided, however, that with respect to the Plan Year in which the Effective Date occurs, such Election shall be made on or within 10 days after the Effective Date.

  (b) Notwithstanding subsection (a) above, in the case of a newly appointed Non-Employee Director who has his or her first opportunity to make an Election (a "First Time Non-Employee Director"), the Election Date with respect of such Non-Employee Director shall be at any time within ten (10) days of such Non-Employee Director's appointment as a director of the Company, and shall relate to his or her Total Compensation earned during the balance of the Plan Year in respect of which he or she is making the Election.

  (c) The Election shall be irrevocable, and shall be made by means of a written notice (the "Election Notice") on a form acceptable to the Plan Committee (as defined below), delivered to the Secretary of the Company on or before the Election Date. The Election Notice shall state the percentage and/or dollar amount of the Non-Employee Director's Total Compensation (the "Election Amount") which is to be received in shares of Common Stock and the name in which such common stock shall be registered. The Plan Committee reserves the right to accept or reject, in its sole discretion, any Election Notice.

  (d) The aggregate number of shares of Common Stock to be received by a Participant with respect to the Election Amount shall be derived according to the following formula:

                                                 Election Amount
   Aggregate Number of Shares   = ____________________________________________
                                  Fair Market Value of the Common Stock on the
                                     applicable Date of Issuance (as defined
                                                     below)

  (e) Only whole shares will be issued under this Plan. Any fractional shares resulting from the above calculation will be settled in cash.

  (f) Subject to the Plan Committee in its sole discretion determining otherwise, Common Stock issued to a Participant under this Plan during a Plan Year shall be issued in equal installments on January 31, April 30, July 31 and October 31 of each year (each a "Date of Issuance"); provided, however, with respect to a First Time Non-Employee Director, Common Stock issued to such First Time Non-Employee Director under this Plan during a Plan Year shall be issued in such number of equal installments as there are Dates of Issuance during the balance of the Plan Year.

SECTION 6. ADMINISTRATION OF PLAN

  (a) This Plan will be administered by a committee designated by the Board (the "Plan Committee"). Subject to the provisions of this Plan, the Plan Committee is authorized and empowered in its sole discretion to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

    (i) adopting, amending, altering, repealing and rescinding rules and regulations relating to this Plan;

    (ii) determining which persons are Non-Employee Directors and accepting or rejecting Election Notices;

    (iii) issuing shares of Common Stock to Participants and determining the terms and conditions thereof;

    (iv) determining whether and the extent to which adjustments are required pursuant to Section 7 of this Plan;

    (v) interpreting and construing this Plan and the terms and conditions of any Common Stock issued under this Plan and otherwise supervising the administration of the Plan; and

    (vi) entering into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves the issuance of shares of Common Stock of the Company.

  (b) All interpretations, determinations and decisions made by the Plan Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Plan Committee, shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Participants, and their estates and beneficiaries.

  (c) All expenses of the Plan Committee will be paid by the Company and the Company will furnish the Plan Committee with such clerical and other assistance as is necessary in the performance of its duties. No member of the Plan Committee will be liable for any act or omission hereunder of any other member of the Committee nor for any act or omission on his or her own part hereunder, excepting only his or her own willful misconduct or gross negligence. To the extent permitted by law, the Company will indemnify and hold harmless each member of the Plan Committee against any and all expenses and liabilities arising out of his or her membership on the Plan Committee, excepting only expenses and liabilities arising out of his or her own willful misconduct or gross negligence, as determined by the Board of Directors.

SECTION 7. ADJUSTMENTS

  If the outstanding number of shares of Common Stock are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of those outstanding securities, in any case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of the transaction provide otherwise, the Plan Committee will make appropriate and proportionate adjustments in the maximum number and type of shares or other securities that may be issued pursuant to this Plan.

SECTION 8. AMENDMENT AND TERMINATION OF THE PLAN

  Notwithstanding Section 6 of this Plan, the Plan Committee may amend, modify or terminate this Plan at any time and in any manner, subject to the following limitations:

    (a) No amendment, modification or termination may deprive a Participant of any shares of Common Stock previously issued under this Plan or of any rights thereunder or with respect thereto, without the consent of such Participant; provided, however, the Board may make any amendment or modification to this Plan to the extent such amendment or modification is required in order for the Plan to comply with any applicable laws; and

    (b) Any amendment to or modification of this Plan will require approval by the Company's stockholders but only to the extent such approval is required in order for the Plan to continue to comply with Rule 16b-3 (if applicable) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") and Sections 422 and 162(m) and other applicable provisions of or rules under the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and only if the amendment or modification would:

      (i) change the class of persons eligible to be a Participant under this Plan;

      (ii) extend the duration of the Plan;

      (iii) increase the number of shares of Common Stock issuable under this Plan (other than pursuant to Section 7 hereof);

      (iv) otherwise materially increase the benefits under this Plan accruing to Participants who are subject to Section 16 of the Exchange Act in a manner not specifically contemplated by this Plan; or

      (v) adversely affect compliance of this Plan with Rule 16b-3 (if applicable) or applicable provisions of the Code.

SECTION 9. TRANSFERABILITY

  No Participant may assign the right to receive any payment of Common Stock or any other right of interest under the Plan, contingent or otherwise, or to cause or permit any encumbrance, pledge or charge of any nature to be imposed on any such Stock Payment (prior to the issuance of stock certificates evidencing such Stock Payment) or any such right or interest.

SECTION 10. STOCKHOLDER RIGHTS

  Participants shall not be deemed for any purpose to be or have rights as stockholders of the Company with respect to any shares of Common Stock issued hereunder except as and when such shares are issued and then only from the Date of Issuance. No adjustment shall be made for dividends or distributions or other rights for which the record date precedes the Date of Issuance (except pursuant to Section 7 hereof).

SECTION 11. CONTINUATION OF DIRECTORS IN SAME STATUS

  Nothing in the Plan or in any instrument executed pursuant to the Plan or any action taken pursuant to the Plan shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that a Participant will have any right to continue as a director or in any other capacity for any period of time or at a particular retainer or other rate of compensation.

SECTION 12. COMPLIANCE WITH GOVERNMENT REGULATIONS

  Neither the Plan nor the Company shall be obligated to issue any shares of Common Stock pursuant to the Plan at any time unless and until all applicable requirements imposed by any federal or state securities or other laws, rules and regulations, by any regulatory agencies or by any stock exchanges upon which the Common Stock may be listed have been fully met. As a condition precedent to any issuance of shares of Common Stock and delivery of certificates evidencing such shares pursuant to the Plan, the Plan Committee may require a Participant to take any such action and to make any such covenants, agreements and representations as the Plan Committee in its discretion deems necessary or advisable to ensure compliance with such requirements. The Company shall in no event be obligated to register the shares of Common Stock deliverable under the Plan pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or to qualify or register such shares under any securities laws of any state upon their issuance under the Plan or at any time thereafter, or to take any other action in order to cause the issuance and delivery of such shares under the Plan or any subsequent offer, sale or other transfer of such shares to comply with any such law, regulation or requirement. Participants are responsible for complying with all applicable federal and state securities and other laws, rules and regulations in connection with any offer, sale or other transfer of the shares of Common Stock issued under the Plan or any interest therein including, without limitation, compliance with the registration requirements of the Securities Act (unless an exemption therefrom is available), or with the provisions of Rule 144 promulgated thereunder, if available, or any successor provisions.

SECTION 13. DEFINITION OF "FAIR MARKET VALUE"

  For purposes of this Plan, "Fair Market Value" means the fair market value of a share of Common Stock. The fair market value will be the closing sale price per share of the Common Stock on the New York Stock Exchange on the trading day nearest preceding the day in question (or, if no sales of Common Stock were made on such day, on the nearest preceding trading day on which sales of Common Stock were made), as reported in The Wall Street Journal, Western Edition.

SECTION 14. GOVERNING LAW

  The validity of this Plan or any of its provisions will be construed, administered and governed in all respects under and by the laws of the State of Delaware. If any provisions of this instrument is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof will continue to be fully effective.

                                                                     APPENDIX B

                           METRO-GOLDWYN-MAYER INC.
                                      AND
                       METRO-GOLDWYN-MAYER STUDIOS INC.
                         SENIOR MANAGEMENT BONUS PLAN

  This is the Senior Management Bonus Plan (the "Bonus Plan") of Metro-Goldwyn-Mayer Inc., a Delaware corporation formerly known as P&F Acquisition Corp. ("MGM"), and Metro-Goldwyn-Mayer Studios Inc., a Delaware corporation formerly known as Metro-Goldwyn-Mayer Inc. ("Studios" and, collectively with MGM, the "Company").

SECTION 1. PURPOSE OF THE BONUS PLAN

  The purpose of this Bonus Plan is to provide incentives to members of the Company's senior management by providing them with an opportunity to receive cash bonuses. The compensation payable pursuant to Bonus Interests granted under this Bonus Plan is intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986 as amended (the "Code") and the regulations thereunder.

SECTION 2. PERSONS ELIGIBLE UNDER THE BONUS PLAN

  The only persons eligible (each a "Participant") for the grant of Bonus Interests ("Bonus Interests") under this Bonus Plan are persons who, (i) immediately prior to the date the Underwriting Agreement referred to in
Section 7 is signed, held bonus interests under the Company's 1996 Management Stock Option and Bonus Plan (the "Original Plan"), prior to its amendment and restatement (the "Amendment and Restatement") and (ii) agree to the Amendment and Restatement and to the cancellation of their Series A Options, Series B Options and bonus interests granted under the Original Plan pursuant to Modification and Cancellation Agreements (the "Modification and Cancellation Agreements").

SECTION 3. GRANT OF BONUS INTERESTS

  Each Participant will receive Bonus Interests as determined by the "Bonus Plan Committee" (defined in Section 6 hereof). The performance goal set forth in Section 5 of the "Bonus Interest Agreements" (defined below) has been preestablished by the Bonus Plan Committee.

SECTION 4. PAYMENTS IN RESPECT OF BONUS INTERESTS

    (a) Each Bonus Interest will, subject to the terms and conditions of this Bonus Plan and related Bonus Interest Agreement in the form of Exhibit A hereto to be entered into by MGM, Studios and each Participant (the "Bonus Interest Agreements"), entitle the Participant holding the Bonus Interest to receive up to $1,000. The obligations to make all payments due from time to time in respect of Bonus Interests are the joint and several obligations of MGM and Studios.

    (b) No payments shall be made pursuant to any Bonus Interest unless the Bonus Plan Committee certifies that the performance goal condition to payment (the "Condition") has been satisfied. The Condition is solely that set forth in Section 5 of the Bonus Interest Agreement with respect to the "Fair Market Value per Common Share" as of the "Determination Date" in question (the quoted terms in this sentence have the meanings given to them in the Bonus Interest Agreement). The members of the Bonus Plan Committee must timely make the certification required for payments pursuant to the Bonus Interests, if the Condition to the payment in question is met.

SECTION 5. MAXIMUM NUMBER OF BONUS INTERESTS; NO ADDITIONAL BONUS INTERESTS

  The maximum number of Bonus Interests that may initially be issued and that may be outstanding at any time is 58,095 Bonus Interests (subject to adjustments in the number of Bonus Interests outstanding pursuant to Section 8 of each Participant's Bonus Interest Agreement). Subject to the same adjustment, the maximum number of Bonus Interests that may be granted in any calendar year to any person may not exceed 20,000 Bonus Interests. No Bonus Interests will be issued except those as permitted by Section 3 and any Bonus Interests issued to a "Permitted Transferee" (defined in Exhibit A hereto) in substitution for the Bonus Interests issued to the transferor.

SECTION 6. ADMINISTRATION OF THE BONUS PLAN

  (a) This Bonus Plan will be administered by a committee (the "Bonus Plan Committee") appointed by the Board of Directors of MGM. The Bonus Plan Committee will be comprised solely of two or more "outside directors" within the meaning of Section 162(m) of the Code and the regulations thereunder.

  (b) Subject to the provisions of this Bonus Plan, with the approval of (or delegation of authority by) a majority of the then authorized number of members of each of the Boards of Directors of MGM and Studios (other than any holder of Bonus Interests who serves on either of those Board of Directors), the Committee (or, if applicable, the Prior Committee) is authorized and empowered to do all things necessary or desirable in connection with the administration of this Bonus Plan, including, without limitation, to:

    (i) adopt rules and regulations relating to this Bonus Plan that are not inconsistent with this Bonus Plan and which do not adversely affect any outstanding Bonus Interests, unless the holder of the Bonus Interest has consented or is deemed to have consented to the rules and regulations pursuant to the terms of the holder's Bonus Interest Agreement; and

    (ii) interpret and construe this Bonus Plan and the terms and conditions of all Bonus Interests granted under it.

SECTION 7. AMENDMENT AND EARLY TERMINATION OF THIS BONUS PLAN

  This Bonus Plan may not be amended or terminated early without the consent of (i) MGM and Studios (by vote of the Boards of Directors of each of MGM and Studios, excluding any holder of Bonus Interests who then is a member of either Board), and (ii) persons then holding a majority in interest of the outstanding Bonus Interests; provided, however, that no amendment or early termination will deprive the holder of any Bonus Interest, without his or her consent, of any of his or her rights under this Bonus Plan and the Bonus Interest Agreement to which he or she is a party.

SECTION 8. EFFECTIVE DATE OF THE BONUS PLAN

  All of the conditions to the effectiveness of this Bonus Plan have been satisfied, and this Bonus Plan became effective as of November 11, 1997.

SECTION 9. PAYMENTS IN RESPECT OF BONUS INTERESTS

  No payments may be made with respect to any Bonus Interest until this Bonus Plan has been approved by a majority of the shares of Common Stock of MGM, the holders of which are present in person or by proxy at a meeting of shareholders at which a quorum is present (or a majority of the outstanding shares of Common Stock of MGM if approval is by written consent), provided that the Bonus Plan and the Bonus Interests granted under this Bonus Plan will be null and void if that approval is not received before December 31, 1998. If any payments become due in respect of any Bonus Interests before shareholder approval is received, those payments will be made (without interest) if, and within 30 days after, shareholder approval is received, provided such approval is received on or before December 31, 1998.

SECTION 10. TERM

  This Bonus Plan will terminate when no unexpired Bonus Interests remain outstanding and no new Bonus Interests may be issued under this Bonus Plan.

                                          METRO-GOLDWYN-MAYER INC.

                                                 /s/ A. Robert Pisano
                                          By: _________________________________
                                             A. Robert Pisano, Vice Chairman

                                          METRO-GOLDWYN-MAYER STUDIOS INC.

                                                 /s/ A. Robert Pisano
                                          By: _________________________________
                                             A. Robert Pisano, Vice Chairman

                                   EXHIBIT A
                      TO THE SENIOR MANAGEMENT BONUS PLAN

                                    FORM OF
                           METRO-GOLDWYN-MAYER INC.
                                      AND
                       METRO-GOLDWYN-MAYER STUDIOS INC.
                           BONUS INTEREST AGREEMENT
                                PURSUANT TO THE
                         SENIOR MANAGEMENT BONUS PLAN

  This Bonus Interest Agreement (this "Agreement") is entered into as of November 6, 1997 by Metro-Goldwyn-Mayer Inc., a Delaware corporation formerly known as P&F Acquisition Corp. ("MGM"), Metro-Goldwyn-Mayer Studios Inc., a Delaware corporation formerly known as Metro-Goldwyn-Mayer Inc. ("Studios" and, collectively with MGM, the "Company") and the person named below as Participant.

  THE BONUS INTERESTS REPRESENTED BY THIS AGREEMENT MAY BE SECURITIES. THE BONUS INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, AND THEY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAW OR THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL (WHICH COUNSEL AND OPINION SHALL BE SATISFACTORY TO THE COMPANY'S COUNSEL) THAT REGISTRATION UNDER THE ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

  1. Bonus Interests. Pursuant to the Company's Senior Management Bonus Plan (the "Bonus Plan") and a Modification and Cancellation Agreement, dated as of November 5, 1997, among MGM, Studios and Participant (the "Modification and Cancellation Agreement"), Participant has been granted the number of Bonus Interests (as defined in the Bonus Plan) set forth after Participant's signature below, on the terms and conditions set forth in the Bonus Plan, the Modification and Cancellation Agreement and this Agreement.

  2. Certain Definitions. The definitions in Schedule 1 hereto of the following terms are incorporated in, and used in, this Agreement: "Affiliate", "Cause", "Common Shares", "Control", "Designated Change in Control", "Good Reason", "Permanent Disability", "Seven" and "Tracinda". In addition, the definitions set forth below in this Section 2 are also used in this Agreement.

  "Amended and Restated Plan" means the Original Plan as it is amended and restated as of the date of this Agreement.

  "Date of Grant" means the first date under the Original Plan that Participant was granted bonus interests under the Original Plan.

  "Determination Date" means June 30 and December 31 of each year, commencing December 31, 2001 and ending December 31, 2006. In addition, in the case of the death of Participant (as to Participant only and if the date of death is before December 31, 2001), the Permanent Disability of Participant (as to Participant only and if the date of Permanent Disability is before December 31, 2001), the dissolution or liquidation of MGM or a Designated Change in Control, a Determination Date will occur on the date of death or Permanent Disability (as to Participant only), the later of the dates the Board of Directors or stockholders of MGM takes any action authorizing the dissolution or liquidation or the day before the Designated Change in Control, respectively, in each case if on or prior to December 31, 2006. In addition, if Participant ceases to be employed by at least one of MGM, Studios or any subsidiary of MGM or Studios due to termination of his or her employment for Cause or Participant's resignation from his or her employment without Good Reason, a Determination Date will occur on the date that Participant so ceases to be employed. The effect of this definition is that the only Determination Dates for determining Bonus Amounts are those set forth in Sections 4(a)(ii) and 5(a), (b), (c) and (d).

  "Majority in Interest" means, as of any date, the holders on that date of a majority of the Bonus Interests then outstanding, whether or not vested.

  "Original Plan" means the 1996 Management Stock Option and Bonus Plan of MGM and Studios, before it was amended and restated to become the Amended and Restated Plan.

  "Permitted Transferee" means, with respect to Participant, (i) the successors in interest to Participant upon the death or incompetence of Participant and (ii) Participant's spouse; provided that, in respect of any transfer by Participant to Participant's spouse during Participant's lifetime pursuant to clause (ii) of this sentence, Participant must retain power to make all decisions under this Agreement or otherwise with respect to the Bonus Interests being transferred; and, provided, further, that prior written notice of any the transfer has been given to MGM by Participant (except in the case of the death of Participant) and that the Permitted Transferee agrees (in advance of the transfer in any case other than the death of Participant), in a written agreement reasonably satisfactory to MGM and Participant, to be bound by the terms of this Agreement and the Amended and Restated Shareholders Agreement dated as of August 4, 1997 among MGM, Studios, Seven, Tracinda and certain employees of MGM or one or more of its subsidiaries. All references to Participant in this Agreement will include Participant's Permitted Transferees unless the context otherwise requires.

  3. General Vesting Provisions. Except as otherwise provided in Section 4 of this Agreement, the Bonus Interests that Participant has been granted as of the date of this Agreement will vest or be vested as follows:

  (a) if Section 3(a) is applicable to Participant (as set forth following Participant's signature below), then on October 1, 1997 Participant became vested with respect to 20% of his or her Bonus Interests and thereafter will vest with respect to 1/60 of his or her Bonus Interests on the first day of each month thereafter through and including October 1, 2001, except to the extent the Bonus Interests are earlier terminated in whole or in part; or

  (b) if Section 3(b) is applicable to Participant (as set forth following Participant's signature below), then Participant will vest with respect to 20% of his or her Bonus Interests on the first anniversary of the Date of Grant of bonus interests to Participant under the Original Plan, as set forth following Participant's signature below, and thereafter will vest with respect to 1/60 of his or her Bonus Interests on the first day of each month thereafter through and including the fifth anniversary of that Date of Grant, except to the extent the Bonus Interests are earlier terminated in whole or in part.

  Except as provided in Section 4 hereof, vesting will cease at any time that Participant ceases to be an employee of at least one of MGM, Studios or any subsidiary of MGM or Studios.

  4. Acceleration of Vesting of Bonus Interests.

  (a) Termination of Employment.

    (i) Death or Permanent Disability. If Participant ceases to be employed by at least one of MGM, Studios or any subsidiary of MGM or Studios by reason of his or her death or Permanent Disability, then (A) the portion of his or her Bonus Interests that have not become vested on or prior to the date of death or Permanent Disability will become fully vested on that date and (B) Participant's Bonus Interests will be payable on the dates and subject to the conditions provided in Sections 5 and 6 hereof.

    (ii) Termination for Cause or Resignation without Good Reason. If Participant ceases to be employed by at least one of MGM, Studios or any subsidiary of MGM or Studios due to termination of his or her employment for Cause or Participant's resignation from his or her employment without Good Reason, then (A) the portion of his or her Bonus Interests that have not become vested on or prior to the date of such termination or resignation will terminate immediately without the payment of any consideration to Participant, (B) a Determination Date with respect to the portion of his or her Bonus Interests that have become vested on or prior to the date of such termination or resignation will occur on the date that Participant so ceases to be employed and (C) if the Fair Market Value per Common Share as of that

  Determination Date is greater than $1,000 but less than $2,000, Participant will be entitled to receive payment (without interest) on April 15, 2002 with respect to the portion of his or her Bonus Interests that are vested on the date his or her employment so ceased, in an amount equal to (x) the amount by which the Fair Market Value per Common Share as of such Determination Date is less than $2,000 per share multiplied by (y) the portion of the Bonus Interests that are vested on the date his or her employment so ceased, expressed as a percentage. Except as expressly provided in clause (C) of the immediately preceding sentence, Participant will not be entitled to receive any payments in respect of the vested or unvested portions of Participant's Bonus Interests on the date Participant's employment so ceases due to termination of his or her employment for Cause or Participant's resignation from his or her employment without Good Reason.

    (iii) Termination without Cause or Resignation with Good Reason. If Participant ceases to be employed by at least one of MGM, Studios or any subsidiary of MGM or Studios due to his or her termination without Cause or his or her resignation from his or her employment for Good Reason, then
  (A) the portion of his or her Bonus Interests that have not become vested on or prior to the date of such termination or resignation will become fully vested on the date of such termination and (B) Participant's Bonus Interests will be payable on the dates and subject to the conditions provided in Sections 5 and 6 hereof.

  (b) Designated Change in Control. On the date of a Designated Change in Control, (A) the portion of Participant's Bonus Interests that have not become vested on or prior to the Designated Change in Control will become fully vested and (B) Participant's Bonus Interests will be payable on the dates and subject to the conditions provided in Sections 5 and 6 hereof. The Company will, not later than 15 business days after the occurrence of any Designated Change in Control, provide Participant with written notice outlining the transaction and Designated Change in Control in reasonable detail and describing the arrangements, if any, made or proposed to be made so that prejudice to Participant is avoided in connection with the transaction and Designated Change in Control.

  (c) Dissolution or Liquidation. Upon the taking of any action by the Board of Directors or stockholders of MGM to authorize the dissolution or liquidation of MGM, whichever occurs later, but subject to the dissolution or liquidation occurring, (A) the portion of Participant's Bonus Interests that have not become vested will become fully vested, (B) Participant's Bonus Interests will be payable on the date and subject to the conditions provided in Sections 5 and 6 hereof and (C) Participant's Bonus Interests will terminate upon the consummation of the dissolution or liquidation of MGM. MGM will, no later than the earlier to occur of (x) 15 days after the date the Board of Directors or stockholders of MGM authorizes the dissolution or liquidation of MGM or (y) 15 business days prior to the consummation of any dissolution or liquidation of MGM, provide Participant with written notice outlining the transaction and the dissolution or liquidation in reasonable detail and describing the arrangements, if any, made or proposed to be made so that prejudice to the Participant is avoided in connection with the dissolution or liquidation.

  5. Determination of Bonus Amounts.

  (a) Subject to Sections 5(e), 8 and 9 hereof and except as provided in Sections 5(b), (c) and (d) hereof, on the first Determination Date, if any, that the Fair Market Value per Common Share as of that Determination Date is greater than $1,000 but less than $2,000, Participant will be paid, with respect to each Bonus Interest held by the Participant, to the extent then vested, an amount equal to (x) the amount by which the Fair Market Value per Common Share as of that Determination Date is less than $2,000 per share multiplied by (y) the portion of the Bonus Interest that is vested, expressed as a percentage.

  (b) Subject to the Sections 5(e), 8 and 9 hereof, if Participant dies or becomes subject to a Permanent Disability before December 31, 2001, Participant or Participant's estate will be paid, (i) if the Fair Market Value per Common Share is greater than $1,000 but less than $2,000 as of the date of death or Permanent Disability, the "Present Value" (determined as provided in Section 5(f) hereof) of each full Bonus Interest held by

Participant on the date of death or Permanent Disability (or a proportionate amount for fractions of a Bonus Interest) or (ii) if no payment is due under clause (i) because the Fair Market Value per Common Share is $1,000 or less as of the date of death or Permanent Disability, the amount, if any, that is payable for the Bonus Interests at any subsequent Determination Date.

  (c) Subject to Sections 5(e), 8 and 9 hereof, if a Designated Change in Control occurs before December 31, 2001, Participant will be paid, (i) if the Fair Market Value per Common Share is greater than $1,000 but less than $2,000 as of the date of the Designated Change in Control, the "Present Value" (determined as provided in Section 5(f) hereof) of each full Bonus Interest held by Participant on the date of the Designated Change in Control (or a proportionate amount for fractions of a Bonus Interest) or (ii) if no payment is due under clause (i) because the Fair Market Value per share is $1,000 or less as of the date of the Designated Change in Control, the amount, if any, that is payable for those Bonus Interests at any subsequent Determination Date.

  (d) Subject to Sections 5(e), 8 and 9 hereof, if any action is taken by the Board of Directors or stockholders of MGM to authorize the dissolution or liquidation of MGM, Participant will be paid, if the Fair Market Value per Common Share is greater than $1,000 but less than $2,000 on the date of approval of the dissolution or liquidation by the Board of Directors or stockholders of MGM, whichever occurs later, for each full Bonus Interest he or she holds, the amount by which the Fair Market Value per Common Share on that date is less than $2,000 (or proportionate amount for fractions of a Bonus Interest), provided that no amount will be due under this Section 5(d) if the dissolution or liquidation does not occur.

  (e) Subject to Section 5(e)(v) below, but notwithstanding anything else to the contrary in this Agreement, the following provisions govern Sections 5(a),
(b), (c) and (d) hereof:

    (i) If a payment is made in respect of the vested portion of a Bonus Interest in accordance with Sections 5(a), (b), (c) or (d) and Section 6, no payment will thereafter be due, or any refund required, in respect of that vested portion and that vested portion will be terminated upon the payment being indefeasibly made, regardless of the Fair Market Value per Common Share at any subsequent Determination Date;

    (ii) If the Fair Market Value per share of Common Stock is $1,000 or less at any Determination Date, Bonus Interests in respect of which a payment may be made will continue to be eligible to receive payment, if the Fair Market Value per share of Common Stock is greater than $1,000 but less than $2,000 at any subsequent Determination Date;

    (iii) If at any Determination Date the Fair Market Value per Common Share is $2,000 or greater, no payment will then or thereafter be due in respect of the vested portions of Bonus Interests outstanding on that Determination Date and those vested portions will be terminated; and

    (iv) The payments to be made to Participant will be made as provided in
  Section 6 hereof;

    (v) The provisions of this Section 5 shall not be applicable if Section 4(a)(ii) is applicable to Participant by reason of termination of his or her employment for Cause or Participant's resignation from his or her employment without Good Reason; and

    (vi) No payments may be made with respect to any Bonus Interest until the Bonus Plan has been approved by a majority of the shares of Common Stock of MGM, the holders of which are present in person or by proxy at a meeting of shareholders at which a quorum is present (or a majority of the outstanding shares of Common Stock of MGM if approval is by written consent), provided that the Bonus Plan and the Bonus Interests granted under this Bonus Plan will be null and void if that approval is not received before December 31, 1998. If any payments become due in respect of the Bonus Interests before shareholder approval is received, those payments will be made (without interest) if, and within 30 days after, shareholder approval is received; provided such approval is received on or before December 31, 1998.

  (f) The "Present Value" of an amount payable prior to April 15, 2002 for each full Bonus Interest pursuant to Sections 5(b) and 5(c) will be the amount (a proportionate amount for fractions of a Bonus Interest) that, if invested at the "Prime Rate" (defined below) on the date of death, Permanent Disability or Designated Change in Control, as the case may be, would yield on April 15, 2002 an amount equal to the amount by which the Fair Market Value per Common Share on the date of death, Permanent Disability or Designated Change in Control, as applicable, was less than $2,000.

  "Prime Rate" as used in the immediately preceding sentence means the rate published by Morgan Guaranty Trust Company of New York (or, if applicable, its successor or, if a Prime Rate would not be so determinable, the then largest United States state or national bank in terms of assets) as its prime commercial lending rate seven days before the date of death, Permanent Disability or Designated Change in Control, as applicable.

  (g) The Bonus Interests hereunder are intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

  6. Payments for Bonus Interests.

  (a) Except as provided in Sections 6(b), (c), (d) or (e) hereof, payments due with respect to Bonus Interests are to be made, if the Determination Date is a December 31 or June 30, not later than five business days after the latest to occur of (i) the April 15 next following a Determination Date that is a December 31 or the October 15 next following a Determination Date that is June 30 or (ii) final determination of the Fair Market Value per Common Share at the Determination Date in question.

  (b) Payments due, as determined in Section 5(b) hereof, with respect to the Bonus Interests of Participant who has died or become subject to a Permanent Disability are to be made not later than five business days after final determination of the Fair Market Value per Common Share at the Determination Date in question.

  (c) Payments due, as determined in Section 5(c)(A) hereof, with respect to Participant's Bonus Interests in the event of a Designated Change in Control are to be made not later than five business days after final determination of the Fair Market Value per Common Share at the Determination Date for the Designated Change in Control.

  (d) Payments due, if any, as determined in Section 5(d) hereof, with respect to Participant's Bonus Interests in the event of the taking of any action by the Board of Directors or stockholders of MGM to authorize the dissolution or liquidation of MGM are to be made by the earliest to occur of the date and time of (x) any distributions in connection with the dissolution or liquidation made to any creditors or holders of equity securities of MGM, (y) the dissolution or (z) the liquidation.

  (e) Any payments due, as determined in Section 4(a)(ii) hereof, with respect to Bonus Interests of Participant following his or her termination of employment for Cause or his or her resignation without Good Reason, are to be made on April 15, 2002.

  (f) All payments due under this Section 6 are to be made by delivery to Participant, within the time period required, of a bank or cashier's check made payable to Participant for the full amount due.

  (g) The obligation to make payments due under this Section 6 are the joint and several obligations of MGM and Studios.

  (h) Payments in respect of Bonus Interests will be due and payable only at the times specified in this Section 6 and in the amounts determined pursuant to Section 5 hereof or Section 4(a)(ii) hereof, as applicable.

  (i) No payment will be made with respect to a Bonus Interest unless the Bonus Plan Committee provided for under the Bonus Plan (the "Bonus Plan Committee") certifies that the performance goal condition to payment (the "Condition") has been satisfied. The Condition is solely that set forth in
Section 5 of this Agreement with respect to the Fair Market Value per Common Share as of the Determination Date in question. The members of the Bonus Plan Committee must timely make the certification required for payments pursuant to the Bonus Interests, if the Condition to the payment in question is met.

  7. Fair Market Value. "Fair Market Value", with respect to a Common Share as of any Determination Date, means an amount equal to:

    (i) the sum of (x) the average of the closing prices per Common Share, if traded on a national securities exchange, on the 20 business days immediately preceding the Determination Date, as reported in The Wall Street Journal, Western Edition plus (y) if applicable, the Minimum Amount of Distributions per Common Share since the date of this Agreement, if any;

    (ii) if the Common Shares were not traded on a national securities exchange during each of the 20 business days immediately preceding the Determination Date, the sum of (x) the average of the average of the high bid and low asked prices per Common Share on each of the 20 business days immediately preceding the Determination Date in the over-the-counter market, as reported by NASDAQ or, if applicable, other system then in use plus (y) if applicable, the Minimum Amount of Distributions per Common Share since the date of this Agreement, if any; provided that, if the Common Shares were traded on a national securities exchange for a portion of the 20-business day period referred to in clause (i) and for the balance of the 20-business day period on NASDAQ or other system referred to in clause (ii), then the closing prices determined for each business day in question in clause (i) and the average of the high bid and asked prices for each business day in question in clause (ii) will be utilized for each of the 20 business days in question, as applicable, and the prices so used for the 20 business days will be averaged; or

    (iii) if the Common Shares were not traded on a national securities exchange or in the over-the-counter market on those immediately preceding 20 business days, the Fair Market Value per Common Share will be equal to the sum of (x) the amount determined in good faith by the Boards of Directors of each of MGM and Studios (excluding from the deliberations any holder of Bonus Interests who is then a member of the Board of Directors of MGM or Studios), as more fully described below in this Section 6, as being the Fair Market Value per Common Share exclusive of Distributions per Common Share since the date of this Agreement plus (y) if applicable, the Minimum Amount of Distributions per Common Share since the date of this Agreement, if any.

  As used above in this definition of "Fair Market Value," "Minimum Amount" means the least amount (and only that amount) of "Distributions per Common Share" (as defined below), if any, that, when added to the amount determined in clause (x) of the foregoing subparagraphs (i), (ii) or (iii) of this
Section 7, as applicable, causes the "Fair Market Value" with respect to a Common Share to exceed $1,000 per Common Share by the minimum amount necessary for payment to be due on a Bonus Interest, in respect of which no payment would otherwise be due. By way of illustration, if (a) the amount per Common Share determined pursuant to clause (x) of the foregoing subparagraphs (i),
(ii) or (iii) of this Section 7, as applicable, is $23, (b) by virtue of the antidilution adjustment provided for in Section 8 of this Agreement, the Fair Market Value at which payments would then be due on the Bonus Interests is any amount in excess of $24 and less than $48 per Common Share and (c) "Distributions per Common Share" (defined below) are then $4 per Common Share, then (d) the Minimum Amount of Distributions per Common Share would be $1.01 (i.e., $23 + $1.01 = $24.01).

  As used above in this definition of "Fair Market Value," (1) "Distributions per Common Share" means the sum of (A) the per Common Share cash dividends and per Common Share fair market value of other property paid as dividends and distributions (except distributions of Common Shares or rights to purchase Common Shares and "ordinary" cash dividends made by MGM out of the cumulative consolidated net income of MGM and its consolidated subsidiaries earned from continuing operations subsequent to September 30, 1997) made by MGM after the date of this Agreement on or in respect of its Common Shares plus (B) the amount obtained by dividing (w) the cash and fair market value of other property paid by MGM or any of its subsidiaries for any repurchase or redemption of Common Shares owned by Tracinda or Seven (or their respective successors and assigns) by (x) the number of Common Shares outstanding immediately after giving effect to such repurchase or redemption plus (C) the amount obtained by dividing (y) the excess, if any, of the cash and fair market value of other property paid by MGM or any of its subsidiaries for any repurchase or redemption of Common Shares (other than a repurchase or redemption of Common Shares owned by Tracinda or Seven (or their respective successors or assigns)) over the market price of such Common Shares on the date of such repurchase or redemption (the "Premium") by (z) the number of Common Shares outstanding immediately after giving effect to such repurchase or redemption, provided that dividends and distributions on securities other than Common Shares, to the extent in excess of market rates, and amounts (whether in cash, other property or a combination of both) paid to acquire such securities or provided as liquidation or similar preferences thereon, in each case in excess of the amount paid therefor plus unpaid dividends at not in excess of market rates, will be treated as distributions on the Common Shares for the purposes of clause (1)(A) of this sentence and, provided, further, that the fair market value of all non-cash amounts distributed or paid, the determination of whether a cash dividend constitutes an "ordinary" cash dividend and the determination as to the existence and amount of any Premium each, as referred to above in this sentence, will be determined in good faith by the Boards of Directors of MGM and Studios (excluding from the deliberations any holder of Bonus Interests who is then a member of the Board of Directors of MGM or Studios), and (2) "business day" means a day when the national securities exchange or over-the-counter market in question, as applicable, is open for trading. Notwithstanding the foregoing provisions of this definition, if the Fair Market Value of the Common Shares is to be determined pursuant to clause
(iii) at any time on or before the earlier to occur of the initial public offering of MGM or December 30, 1997 (other than in connection with a Designated Change in Control), the Fair Market Value of a Common Share will be $1,000.

  Each determination of the Fair Market Value pursuant to either clauses (i) or (ii) of this definition of "Fair Market Value" must be in the form of a certificate of the Boards of Directors of each of MGM and Studios, duly executed by a member of each Board of Directors (other than any member thereof who holds Bonus Interests) setting forth in reasonable detail the determination. Each determination of Fair Market Value pursuant to clause
(iii) of this definition or of the value of non-cash distributions and payments per Common Share must be made by a nationally recognized independent investment banking firm or other valuation firm mutually acceptable to each of the Boards of Directors of MGM and Studios and a Majority in Interest (a "Third Party Appraiser"). If the Boards of Directors of MGM and Studios and a Majority in Interest fail to mutually agree on a Third Party Appraiser with respect to the determination of Fair Market Value (including with respect to the value of non-cash distributions and payments per Common Share) as of any Determination Date within 20 days after that Determination Date, the Boards of Directors of MGM and Studios or any holder of Bonus Interests may request the American Arbitration Association, in accordance with its then-established procedures, to promptly appoint a Third Party Appraiser, provided that the Third Party Appraiser appointed must not have (x) any direct or indirect beneficial ownership of any equity interests in the Company or any of its Affiliates or (y) received, during the two years preceding the Determination Date, fees, underwriting discounts, commissions or other compensation from the Company and its Affiliates aggregating more than $2,000,000.

  In determining Fair Market Value, there shall not be taken into account any
(a) premiums for control, (b) discounts for minority interests, (c) restrictions on transfer or other similar limitations imposed by applicable law, (d) agreement to which the holder of any Common Shares is subject or (e) discounts for any vesting schedules pertaining thereto. In determining Fair Market Value of any Common Shares pursuant to clause (iii) of this definition of "Fair Market Value," each outstanding option to acquire securities to be issued by MGM or Studios will be deemed to have been exercised and the exercise price thereof to have been received by the Company, if the Fair Market Value on the relevant Determination Date would thereby be increased.

  The Third Party Appraiser will be instructed to complete its determination of the Fair Market Value of the Common Shares by no later than 30 days after its appointment. Within 30 days after completion of the determination, either the Company or a Majority in Interest may challenge the determination of the Third Party Appraiser by delivery of notice to the Company, in the case of an objection by a Majority in Interest, or to Participant and each other holder of Bonus Interests, in the case of an objection by the Company. If the Company and a Majority in Interest are unable to resolve the objections to the determination within 20 days after the date of delivery of the objection notice, the dispute will be resolved by arbitration pursuant to Section 16 of this Agreement. If no objection to the determination is made within the 30-day period, however, the determination of the Third Party Appraiser will be conclusive and binding on the Company, Participant and all other holders of Bonus Interests. The fees and expenses of the Third Party Appraiser will be borne by the Company.

  In connection with any determination of Fair Market Value of Common Shares pursuant to clause (iii) of this definition of "Fair Market Value," the Company will furnish to the Third Party Appraiser a consolidated balance sheet of MGM and its subsidiaries as at the most recent December 31 and consolidated statements of operations and stockholders' equity (deficit) and consolidated statements of cash flow of MGM and its subsidiaries for the fiscal year ended on that December 31, setting forth comparisons to the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent public accountants of national standing. That opinion may not be qualified as to scope and must state that (A) the financial statements were prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the previous fiscal year except to the extent stated or referred to in the opinion, (B) the financial statements fairly present in all material respects the consolidated financial condition, consolidated results of operations and consolidated cash flows of MGM and its subsidiaries as of the dates thereof and for the periods covered thereby and (C) the examination by the accountants in connection with the financial statements was made in accordance with generally accepted auditing standards. In addition, if the Determination Date in question falls during the period from May 15 of any year through and including December 30 of that year, the Company must furnish to the Third Party Appraiser MGM's most recent unaudited consolidated quarter-end balance sheet and statement of operations and statement of cash flows for the period commencing on the first day of the year in question through the quarter end in question, along with comparative unaudited data for the preceding year. The Company will use its best efforts to cause the financial statements and opinion of independent public accountants to be delivered within the time periods specified above. If any of them nevertheless cannot be timely delivered, the Company will cause them to be delivered as soon as reasonably practicable and the time in which the Third Party Appraiser is required to complete its determination will be extended by a reasonable amount of time, up to the number of days of delay in such timely delivery.

  In connection with any determination of Fair Market Value of Common Shares by a Third Party Appraiser, the Company will also permit (and cause each of its subsidiaries to permit) the Third Party Appraiser or its advisors to visit and inspect any of the properties of the Company or any of its subsidiaries, including its books of account (and to make copies thereof and to take extracts therefrom), and to discuss its affairs, finances and accounts with its officers or employees, all at such reasonable times and as often as may be reasonably requested. Prior to providing any information that is confidential or access to the books, records and properties of the Company or any of its subsidiaries, persons to whom the information or access is to be furnished must execute and deliver to the Company, upon the request of MGM, a Confidentiality Agreement in a form reasonably approved by the Bonus Plan Committee.

  A copy of each determination of Fair Market Value by a Third Party Appraiser will be delivered to Participant promptly (and in any event not later than five days) after the determination is completed by the Third Party Appraiser. The determination must be accompanied by a valuation report prepared by the Third Party Appraiser with respect to the Common Shares and a certified resolution of the Boards of Directors of each of MGM and Studios (in the form of a certificate duly executed by a director of each of MGM and Studios (other than any director who holds Bonus Interests)) setting forth the determination by the Board of Fair Market Value. Each certification pertaining to a Determination Date that is a December 31 Determination Date must be accompanied by a letter from the accountants rendering the opinion referred to in this definition of "Fair Market Value" for the fiscal year in question to the effect that, in connection with their review and audit of the financial statements of the Company and its consolidated subsidiaries for that fiscal year, they have reviewed the calculations of the Boards of Directors of each of MGM and Studios referred to in this definition and are in agreement with each of the calculations and amounts referred to in that certificate. Those calculations will then be conclusive and binding on Participant.

  8. Antidilution Adjustments; Certain Acquisition Transactions.

  (a) If MGM

    (i) pays a dividend or makes a distribution on its Common Shares in shares of its Common Shares;

    (ii) subdivides its outstanding shares of Common Shares into a greater number of shares;

    (iii) combines its outstanding shares of Common Shares into a smaller number of shares; or

    (iv) issues by reclassification of its Common Shares any shares of its capital stock;

then the number of Bonus Interests set forth after Participant's signature hereto and the $1,000 and $2,000 amounts in Section 5 hereof and the $1,000 amount in Section 7 hereof or, if those amounts have then been adjusted pursuant to this Section 8, the then amounts shall be appropriately adjusted. By way of illustration, if a Participant was initially granted 10,000 Bonus Interests and the $1,000 and $2,000 amounts have not then been adjusted pursuant to this Section 8, 10,000 Bonus Interests and the $1,000 and $2,000 amounts would become, if the Company (i) paid a dividend per Common Share of one-tenth of a Common Share, 11,000 Bonus Interests, $909.09 and $1,818.18, respectively, (ii) subdivides each of its outstanding Common Shares into 1.3 Common Shares, 13,000 Bonus Interests, $769.23 and $1,538.46, respectively,
(iii) combined its outstanding Common Shares into 75% of the number of Common Shares outstanding before the combination, 7,500 Bonus Interests, $1,333.33 and $2,666.67, respectively, or (iv) reclassified its Common Shares so that each of its Common Shares becomes 1.5 Class A Common Shares, 15,000 Bonus Interests and $666.67 and $1,333.33 per Class A Common Share, respectively.

  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

  If in a reclassification a holder of Common Shares receives shares of two or more classes of capital stock of the Company, appropriate adjustments shall be made in Section 5.

  (b) If MGM is acquired by another person, however the acquisition is structured, or consolidates with another person, and in either case the holders of Common Shares of MGM receive equity securities of the acquiring person or its parent or Affiliate or, in the case of a consolidation, receive equity securities of the consolidated person, (i) appropriate adjustments shall be made in the definition of Common Shares and in the $1,000 and $2,000 amounts in Section 5 hereof and the $1,000 amount in Section 7 hereof, as they may have then been adjusted pursuant to this Section 8. By way of illustration, if MGM is acquired by NewCo Inc. ("NewCo") and each Common Share becomes, as part of the transaction, two shares of Common Stock of NewCo plus the right to receive $500, then the number of Bonus Interests then outstanding under this Agreement shall be multiplied by two, each Common Share will be deemed to be two shares of Common Stock of NewCo, the $1,000 and $2,000 amounts, if not previously adjusted pursuant to this Section 8, will be deemed to be $500 and $1,000 and, for the purposes of determining Fair Market Value pursuant to Section 7, the acquisition transaction will be deemed to have resulted in a distribution per one share of NewCo Common Stock of $250.

  9. Payment of Withholding Taxes. If the Company becomes obligated to withhold an amount on account of any tax imposed as a result of the exercise of the payments on Bonus Interests pursuant to Section 6 hereof including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax (each a "Withholding Liability"), the Company is authorized to withhold from the payments on the Bonus Interests all Withholding Liability relating to the payment. Participant agrees that the withholding, and payment of any such amounts by MGM (or Studios or a subsidiary of MGM or Studios) to the relevant taxing authority will constitute full satisfaction of the obligation of any of them to pay such compensation or other amounts to Participant. Participant will indemnify the Company and hold it harmless from and against any federal, state or local withholding tax liability (including interest and penalties) that results from the payments in respect of Bonus Interests to Participant, except to the extent that (i) any such penalties result from the failure of the Company to make a good faith determination of the amounts to withhold from Participant or (ii) any such liabilities, interest or penalties result from the failure of the Company to pay over to the relevant taxing authorities any sums withheld from, or paid to the Company by, Participant to satisfy any Withholding Liability.

  10. Notices. All notices and other communications required or permitted to be given pursuant to this Agreement must be in writing and will be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, to either MGM or Studios at

2500 Broadway Street, Santa Monica, CA 90404, Attention: Chief Executive and Financial Officers, or to Participant at the address set forth beneath his or her signature on the signature page hereto, or at such other addresses as MGM and Studios, on the one hand, or Participant, on the other, may designate by written notice, complying with this Section 10, to the other.

  11. Nontransferability. No Bonus Interest or any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than to a Permitted Transferee.

  12. Bonus Plan. The Bonus Interests are granted pursuant to, and subject to the terms and conditions of, the Bonus Plan, as it may be amended from time to time in accordance with its terms, and the Modification and Cancellation Agreement. Until all amounts payable in respect of Participant's Bonus Interests are paid, the Company will, upon written request, send a copy of the Bonus Plan, in its then-current form, to Participant or any other person or entity then entitled to receive payments in respect of Participant's Bonus Interests.

  13. No Stockholder Rights. The Bonus Interests are not considered to be equity securities of MGM or Studios and will not have any rights to vote or receive dividends. The joint and several obligations of MGM and Studios to make payments in respect of Bonus Interests is intended to be and constitute general unsecured credit obligations of MGM and Studios.

  14. No Employment Rights. Subject to the provisions of any written employment agreement between Participant and MGM, Studios or a subsidiary of either, neither any provision of the Bonus Plan or this Agreement nor the holding of the Bonus Interests (a) confers upon Participant any right to continue in the employ of the Company or any of its subsidiaries, (b) affects the right of the Company and each of its subsidiaries to terminate the employment of Participant, with or without Cause and for any reason or without reason, or (c) confers on Participant any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Bonus Plan. PARTICIPANT ACKNOWLEDGES AND AGREES THAT, SUBJECT TO ANY WRITTEN EMPLOYMENT AGREEMENT BETWEEN PARTICIPANT AND ANY OF MGM, STUDIOS OR A SUBSIDIARY OF MGM OR STUDIOS, MGM, STUDIOS AND EACH OF THEIR SUBSIDIARIES MAY TERMINATE THE EMPLOYMENT OF PARTICIPANT AT ANY TIME (X) WITH OR WITHOUT CAUSE AND (Y) FOR ANY REASON OR FOR NO REASON.

  15. Termination of Bonus Interests. Bonus Interests will terminate (a) as provided in Section 4(a)(ii), (b) to the extent no payment or further payment may thereafter be made in respect of the Bonus Interests and (c) if no payment is otherwise then due on the Bonus Interests, upon the earlier to occur of (x) the liquidation, dissolution and winding up of MGM, except as provided in
Section 8, or (y) May 15, 2007.

  16. Arbitration of Disputes.

  (a) The Fair Market Value of any Common Share (including the value of any non-cash distributions and payments per Common Share) will be determined as provided in Section 7.

  (b) Except as provided in Sections 7 and 16(a) hereof, all disputes between Participant and the Company, however significant, arising out of, relating in any way to, or in connection with, this Agreement (including the validity, scope and enforceability of this arbitration provision) will be settled only by an arbitration (x) conducted in accordance with the then rules of the American Arbitration Association or any similar successor body and (y) held in Los Angeles, California.

  (c) The arbitration will be held before a single arbitrator mutually agreed to by the parties to the arbitration, except that, if the parties fail to agree to an arbitrator within 20 days from the date on which the claimant's request for arbitration is delivered to the other party to the arbitration, the arbitration shall be held before an arbitrator appointed by the American Arbitration Association.

  (d) Discovery will be available in the arbitration proceedings pursuant to the provisions of California Code of Civil Procedure Section 1283.05, which are incorporated herein by reference and made applicable to any arbitration held pursuant to this Section.

  (e) The award of the arbitrator will be made within 90 days from the date on which the arbitrator is selected. The award of the arbitrator will be final and, to the greatest extent allowed by law, the parties agree to waive their right to any form of appeal. The arbitrator must award costs and fees, including the fees of the arbitrator, to the prevailing party. Judgment on any award of the arbitrator may be entered in any court having jurisdiction or application may be made to such court for the judicial acceptance of the award and for one or more orders of enforcement.

  17. Governing Law. Except to the extent provided in Section 16(d) hereof, this Agreement and the Bonus Interests issued under this Agreement are governed by and are to be construed and enforced in accordance with the internal laws, and not the laws pertaining to choice or conflict of laws, of the State of Delaware.

  18. Severability; Successors. If any provision or portion of this Agreement is illegal or unenforceable, the other portions of this Agreement will not be affected by the illegality or unenforceability. This Agreement will be binding on MGM, Studios and Participant and their respective successors and assigns, however such succession or assignment is effected.

METRO-GOLDWYN-MAYER INC.                  PARTICIPANT


By: _________________________________     _____________________________________
Name: _______________________________     [Name of Participant], by         ,
Title: ______________________________     "attorney-in-fact"(1)


METRO-GOLDWYN-MAYER STUDIOS INC.
                                          _____________________________________

                                          Street Address

By: _________________________________
Name: _______________________________     _____________________________________
                                          City, State and Zip Code

Title: ______________________________
                                          _____________________________________
                                          Social Security Number

                                          Number of Bonus Interests: _______(2)

                                          Section 3(a) is applicable to
                                           Participant. [Yes/No](3)

                                          Section 3(b) is applicable to
                                          Participant: [Yes/No](4)
                                          and Participant's Date of Grant of
                                          bonus interests under the Original
                                          Plan was       , 1997.(5)
--------
(1) To be signed pursuant to the power of attorney provided for in Section 6 of Participant's Modification and Cancellation Agreement.

(2) This will be the number set forth in Section 11 of Participant's Modification and Cancellation Agreement, before the Antidilution Adjustment provided for in the Modification and Cancellation Agreement.

(3) Section 3(a) will be applicable to Participant if Participant was employed by the Company on October 10, 1996 and the Date of Grant of bonus interests to Participant under the Original Plan was before October 1, 1997.

(4) Section 3(b) will be applicable to Participant if Participant was not employed by the Company on October 10, 1996 or if the Date of Grant of bonus interests to Participant under the Original Plan was on or after October 1, 1997.

(5) The Date of Grant that Participant was granted bonus interests under the Original Plan will be filled in here.

                  SCHEDULE 1 TO THE BONUS INTEREST AGREEMENT

                              CERTAIN DEFINITIONS

AFFILIATE

  "Affiliate" means any person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under a common control with, MGM.

CAUSE

  "Cause" means (i) the failure of Participant to substantially perform his or her duties with MGM or any subsidiary of MGM (other than any such failure resulting from illness, temporary absence, authorized vacation, legal incapacity or disability), which failure continues 30 days after a demand for substantial performance is delivered in writing to Participant by the Board of Directors of the employing entity or MGM (the "Board"), which specifically identifies the manner in which Participant has not substantially performed his or her duties; (ii) Participant's failure to follow reasonable and lawful directives (consistent with the terms of Participant's written employment agreement with MGM (or, if applicable, employing subsidiary of MGM), if any, and, if applicable, the Amended and Restated Investors Shareholder Agreement dated as of August 4, 1997 among Seven, Tracinda, MGM, Studios and Frank G. Mancuso) of the Board (or, if applicable, the Chief Executive Officer of the employing entity (the "CEO")), which failure continues 30 days after a demand for Participant to follow those directives is delivered in writing to Participant by the Board (or, if applicable, the CEO) that specifically identifies the manner in which Participant has not followed the directives;
(iii) the engaging by Participant in willful, reckless or grossly negligent misconduct, in connection with his or her employment, unless Participant ceases the misconduct within ten days, and remedies the adverse effect of the misconduct within 30 days, in each case after a demand to cease engaging in the misconduct is delivered in writing to Participant by the Board (or, if applicable, the CEO) that specifically identifies the misconduct; (iv) Participant's conviction of an offense involving moral turpitude or a felony (provided that the first conviction of Participant, after his or her Date of Grant, for driving under the influence of alcohol will not constitute "Cause"); or (v) material breach by Participant of Participant's written employment agreement, if any, with MGM (or, if applicable, employing subsidiary of MGM) and failure to cure the breach within 30 days of delivery of a written notice to Participant by the Board (or, if applicable, the CEO) that specifically identifies the breach. If Participant's failure under clause
(i) or (ii) of the immediately preceding sentence or Participant's failure to cease misconduct under clause (iii) of the immediately preceding sentence would, if continued unabated for the period specified in that sentence, be reasonably expected to cause MGM or Studios severe and irreparable harm, and if the notice to Participant so specifies, the Board (or, if applicable, the CEO) may shorten the period within which the failure must cease to a reasonable period specified in the notice, but not less than ten days in the case of clauses (i) and (ii) or five days in the case of clause (iii). If the remedy, cure or cessation of an act or omission which is the subject of a notice under this definition of "Cause" would reasonably require more than 30 days to complete and Participant commences the remedy, cure or cessation within 30 days after receipt of the notice and diligently pursues the same to completion, the act or omission will not constitute "Cause", unless the remedy, cure or cessation is not completed within 60 days from the date of notice from the Board (or, if applicable, the CEO). If any event, action or failure to act specified in clauses (i) through (v) in the first sentence of this definition occurs, the right of MGM to terminate Participant for Cause as the result of the occurrence will continue for a period of 90 days after the date of the occurrence (or, if notice thereof is required and is given within such 90-day period, 60 days after the expiration of the cure period specified therefor).

COMMON SHARES

  "Common Shares" means the shares of common equity securities of MGM entitled to vote generally in the election of directors or--if MGM is merged with and into another entity, MGM consolidates with another entity, substantially all of the assets of MGM are acquired by another entity or as a result of another acquisition transaction MGM or substantially all of its assets become owned by another entity--the common equity securities of the surviving entity entitled to vote generally in the election of directors (or similar position persons) of the surviving entity.

CONTROL

  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of MGM, whether through ownership of voting securities or other equity interests, by contract or otherwise, and the terms "controlled" and "common control" have correlative meanings. Without limiting the generality of the foregoing, each of Tracinda and Seven will be Affiliates of MGM so long as Tracinda or Seven, as the case may be, beneficially owns 20% or more of the combined voting power of the then outstanding voting securities of MGM entitled to vote generally in the election of directors.

DESIGNATED CHANGE IN CONTROL

  "Designated Change in Control" means occurrence or consummation of: (i) any merger or consolidation of MGM with or into any other person, as the result of which, immediately upon the completion of the transaction, Tracinda and Seven beneficially own, in the aggregate, less than 50.1% of the combined voting power of the then outstanding voting securities of the surviving person entitled to vote, and any other person beneficially owns 30% or more of the combined voting power of the then outstanding voting securities of the surviving person entitled to vote, generally in the election of directors (or similar position persons) of the surviving person; (ii) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the property and assets of MGM, on a consolidated basis, in one transaction or a series of related transactions, provided that this clause (ii) will not apply to any sale, transfer or other conveyance (x) to MGM or Studios by any wholly-owned direct or indirect subsidiary of MGM or Studios, (y) by any wholly-owned direct or indirect subsidiary of MGM or Studios to any other such wholly-owned direct or indirect subsidiary of MGM or Studios or (z) by MGM or Studios to one or more wholly-owned direct or indirect subsidiaries of MGM or Studios; or (iii) any transaction or event that results in Tracinda and Seven ceasing, in the aggregate, to beneficially own 50.1% or more of the combined voting power of the then outstanding voting securities of MGM entitled to vote generally in the election of directors and any other person beneficially owning 30% or more of the combined voting power of the then outstanding voting securities of MGM entitled to vote generally in the election of directors. As used in this definition of "Designated Change in Control", (a) the term "person" has the meaning given to that term under Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Exchange Act is applicable to MGM, and (b) the terms "beneficial owner" and "beneficially own" have the meanings given to them in Rule 13d-3 under the Exchange Act, whether or not the Exchange Act is applicable to MGM. Notwithstanding the foregoing provisions of this definition, a Designated Change in Control will not occur under clauses (i) or (iii) of the first sentence of this definition if the acquirer, purchaser or 50.1% owner is an employee benefit plan (or related trust) sponsored or maintained by MGM or any person controlled by MGM.

GOOD REASON

  "Good Reason" means: (i) a substantial and adverse change in Participant's status or position with MGM and its subsidiaries as it existed on the Date of Grant which is not cured within 30 days after written notice thereof to MGM from Participant; (ii) a reduction (other than for Cause) by MGM of Participant's compensation that was in effect on the Date of Grant or that was in effect thereafter, if such compensation has been increased, unless the reduction is eliminated retroactively not later than 30 days after written notice thereof to MGM from Participant; (iii) if Participant does not have a written employment agreement with MGM or any of its subsidiaries, a material reduction by MGM and its subsidiaries in the overall benefits provided to Participant, that were provided on the Date of Grant or were provided thereafter if the benefits have been increased (as used in this definition, "benefits" includes all profit-sharing, retirement, pension, health, medical, dental, disability insurance, automobile and similar benefits), unless the reduction is eliminated retroactively not later than 30 days after written notice thereof to MGM from Participant; (iv) a relocation of the Participant's principal place of employment to any place outside the greater Los Angeles area, except for reasonable amounts of required travel by Participant on business on behalf of MGM or any of its subsidiaries; (v) any material breach by MGM of any provision of the Amended and Restated Plan, the agreement with Participant under the Amended and Restated Plan, the Bonus Plan, this Agreement or Participant's employment agreement, if any, with MGM or a subsidiary of MGM which adversely affects Participant and which is not cured within 30 days after written notice thereof to MGM from Participant; or
(vi) the occurrence of a Designated Change in Control. If any event, action or failure to act specified in clauses (i) through (vi) of the immediately preceding sentence occurs, the right of Participant to terminate his or her employment for "Good Reason" as the result of the occurrence will continue for a period of 90 days after the date of the occurrence (or, if notice thereof is required and is given within such 90-day period, 60 days after the expiration of the cure period specified therefor).

PERMANENT DISABILITY

  "Permanent Disability" has the meaning given to that term in Participant's employment agreement with MGM or any of its subsidiaries or, if not so defined or if Participant does not have an employment agreement with MGM or a subsidiary of MGM, "Permanent Disability" means the inability of Participant to perform, after reasonable accommodations by MGM or such subsidiary, the essential functions of his or her duties and obligations as an employee of MGM or such subsidiary by reason of any medically determinable physical or mental impairment that can reasonably be expected to result in death within 12 months or which has lasted or can be expected to last for a continuous period of not less than 12 months.

  Participant will be deemed to have a Permanent Disability at such time as a licensed physician (the "Participant Physician"), who has examined Participant, certifies to MGM that Participant has a Permanent Disability (as defined above), unless within 20 days of receipt of the Participant Physician's certification, MGM objects to the determination, in which case Participant will be deemed to not have a Permanent Disability unless he or she is subsequently determined to have a Permanent Disability pursuant to the procedures set forth below. If MGM objects to the determination of the Participant Physician then (x) concurrently with stating its objection, MGM will select a second licensed physician (the "Company Physician") to independently examine Participant, (y) to have a Permanent Disability under this Agreement, Participant must submit to that examination, within 20 days of the date on which MGM notifies Participant of its objection, and (z) MGM will instruct the Company Physician to report to MGM and Participant, not later than ten days after the examination, his or her conclusion regarding whether Participant has a Permanent Disability. If the Company Physician determines that Participant has a Permanent Disability, then Participant will be deemed to have a Permanent Disability as of the time of the Participant Physician's original certification to MGM. If the Participant Physician and the Company Physician disagree in their conclusions, MGM and Participant will mutually select, within 20 days of receipt of the report of the Company Physician, a third licensed physician (the "Third Physician") to independently examine Participant, and, to have a Permanent Disability under this Agreement, Participant must submit to that examination, within 20 days of the date on which MGM and Participant select the Third Physician. The conclusion of the Third Physician shall be rendered within ten days of his or her examination and will be binding upon MGM and Participant. MGM will bear the cost of the Third Physician. If the Third Physician determines that Participant has a Permanent Disability, then Participant will be deemed to have a Permanent Disability as of the time of the Participant Physician's original certification to MGM.

SEVEN

  "Seven" means Seven Network Limited, a corporation organized under the laws of the Commonwealth of Australia.

TRACINDA

  "Tracinda" means Tracinda Corporation, a Nevada corporation.

                           METRO-GOLDWYN-MAYER INC.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 12, 1998
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints MICHAEL G. CORRIGAN, DAVID G. JOHNSON and WILLIAM A. JONES, and each of them, Proxies, with full power of substitution, to represent and vote all shares of the common stock, $.01 par value per share, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Metro-Goldwyn-Mayer Inc. to be held at The Beverly Hilton, 9876 Wilshire Boulevard, Beverly Hills, California on May 12, 1998, at 10:00 a.m., and at any adjournments thereof, upon any and all matters which may properly be brought before said meeting or any adjournments thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, AND 4.

                (Continued and to be SIGNED on the other side)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                           METRO-GOLDWYN-MAYER INC.

                        ANNUAL MEETING OF STOCKHOLDERS

                             TUESDAY, MAY 12, 1998
                                  10:00 A.M.
                              THE BEVERLY HILTON
                            9876 WILSHIRE BOULEVARD
                           BEVERLY HILLS, CALIFORNIA

                               ADMISSION TICKET

    This ticket must be presented at the door for entrance to the meeting.

--------------------------------------------------------------------------------
Please mark your votes as
indicated in this example  [X]


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE DIRECTED, OR IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES IN PROPOSAL 1, FOR EACH OF THE OTHER PROPOSALS AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS OR ANY OF THEM ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

1. Election of Directors

   FOR all nominees named
   (except as marked to
   the contrary)            [_]

   Withhold Authority for
   all nominees named       [_]

Names of Nominees: James D. Aljian, Francis Ford Coppola, Michael R. Gleason, Kirk Kerkorian, Frank G. Mancuso, A. Robert Pisano, Kerry M. Stokes, Alex Yemenidjian, Jerome B. York.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line.)

_______________________________________________________________________________
2. Approval of 1998 Non-Employee Director Stock Plan

   FOR [_]    AGAINST [_]     ABSTAIN [_]

3. Approval of Senior Management Bonus Plan

   FOR [_]    AGAINST [_]     ABSTAIN [_]

4. Ratification of the selection of independent auditors

   FOR [_]    AGAINST [_]     ABSTAIN [_]


I PLAN TO ATTEND THE MEETING [_]


Dated:___________________________________ , 1998

________________________________________________
Signature

________________________________________________
Signature if held jointly

Please sign your name exactly as it appears hereon. In the case of joint owners, each should sign. If signing as executor, trustee, guardian or in any other representative capacity or as an officer of a corporation, please indicate your full title as such.
--------------------------------------------------------------------------------

                                ADMISSION TICKET


                                 ANNUAL MEETING
                                       OF
                            METRO-GOLDWYN-MAYER INC.
                             TUESDAY, MAY 12, 1998
                                   10:00 A.M.
                               THE BEVERLY HILTON
                            9876 WILSHIRE BOULEVARD
                           BEVERLY HILLS, CALIFORNIA

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                                    AGENDA

     1.   To elect a Board of Directors.
     2. To consider and act upon the proposed 1998 Non-Employee Director Stock Plan.
     3. To consider and act upon the approval and ratification of the Senior Management Bonus Plan.
     4. To consider and act upon the ratification of the selection of Arthur Andersen LLP as independent auditors of Metro-Goldwyn-Mayer Inc. for the fiscal year ending December 31, 1998.
     5. To transact such other business as may properly come before the meeting or any adjournments thereof.
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